Exhibit 99(c)(2)

The Seibels Bruce Group, Inc.	CONFIDENTIAL

11.06.03

PRESENTATION TO THE BOARD OF DIRECTORS

This presentation and its analyses are only for the use of the Board of Directors.  The consent of Capitalink is required prior to the disclosure to any third party of this presentation, its analyses, or of the assessments made by Capitalink.  These materials are based solely on information contained in publicly available documents and certain other information provided to Capitalink by management and the Board of Directors.  Capitalink has not attempted to investigate or verify the accuracy or completeness of such publicly available information or other information provided to Capitalink.  Capitalink has relied upon the accuracy and completeness of such publicly available information and other information supplied to Capitalink.  These materials are being furnished, and should be considered only in connection with, the oral presentation being provided by Capitalink in connection herewith.  The preparation of these materials was completed on November 4, 2003 based on information publicly available or supplied to Capitalink through such date.  Capitalink is not obligated to update this presentation or its analyses to reflect any information that becomes publicly available or that is provided to Capitalink after such date.

TABLE OF CONTENTS

I	TRANSACTION OVERVIEW

II	COMPANY OVERVIEW

III	COMPANY FINANCIAL PERFORMANCE

IV	COMPANY MARKET PERFORMANCE

V	VALUATION ANALYSIS

TRANSACTION OVERVIEW

INTRODUCTION

•                  The Board of Directors of The Seibels Bruce Group, Inc. (“Seibels” or the “Company”) has retained Capitalink, L.C. (“Capitalink”) as financial advisor and to render an opinion as to the fairness, from a financial point of view, to the Company’s shareholders of a proposal by the Company to undertake a reverse stock split (the “Reverse Split”) in which all shareholders whose shares are converted into less than 1 share in the Reverse Split will receive a per share cash payment (the “Fractional Share Consideration”) (the Reverse Split and the Fractional Share Consideration are collectively the “Transaction”).

•                  As a result of the Transaction, it is anticipated that there will be less than 300 shareholders of record.  Therefore, the Company intends to make the appropriate filings with the United States Securities and Exchange Commission (the “SEC”) and thereafter will no longer be required to file annual and periodic reports under the federal securities laws that are applicable to public companies.  Additionally, the Company’s common stock will no longer be traded on the OTC Bulletin Board.

•                  As of November 4, 2003, there were 7,816,044 shares of the Company’s common stock outstanding.

•                  The closing price of the Company’s common stock on November 3, 2003 (date presentation materials completed) was $2.00.

TRANSACTION RATIONALE

•                  Public company costs are high:

•                  Costs associated with retaining public status, servicing shareholders and continuing public communication.

•                  Additional costs related to Sarbanes-Oxley, increasing D&O insurance expenses and audit costs.

•                  Time demands on management and employees associated with public status are significant:

•                  Investor relations and communications.

•                  Preparing public reports, filings, press releases and Regulation FD compliance.

•                  Shareholders are unable to benefit fully from public company status due to limited liquidity and micro-cap classification resulting in issues relating to:

•                  Shareholders ability to move into or out of large positions.

•                  The Company’s ability to use shares for acquisitions and raise capital in public markets.

•                  The Company’s attractiveness as an investment vehicle for institutional investors.

•                  Maintaining the status quo and continuing to bear public company costs do not present any tangible benefits.

•                  The Transaction provides several benefits:

•                  Reduces direct and indirect costs.

•                  Saves management and employee time.

•                  Small shareholders can exit their investment in the Company at a premium to current market prices.

•                  Small shareholders are able to sell without a commission.

•                  Small shareholders can retain ownership by acquiring additional shares.

BACKGROUND OF THE TRANSACTION

•                  At a meeting of the Company’s Board of Directors on May 7, 2003, the Board discussed generally the concept of going private and authorized one of its directors to undertake research on the topic and prepare a report for the Board.

•                  The Board’s interest in a going private transaction at that time was precipitated by the substantial new internal and external accounting requirements and procedures imposed by the Sarbanes-Oxley legislation that would be expected to have a direct impact on the Company’s 2003 audit.  The Company had also received communications from both its securities counsel and accountants about the increased burdens, time and expense the new legislation and related regulations would be expected to impose on public companies.

•                  During Summer 2003, the Company received an unsolicited letter from an investment banking firm offering to make a presentation and consult with the Board about various possible transactions, including a going private transaction.  The Board decided to accept the offered presentation and it was made on August 14, 2003.  Based on the information presented at that meeting and consultations with the Company’s accountants and securities lawyers, the Board decided to pursue the possibility of a going private transaction further.

•                  The Board instructed management to contact other investment bankers and offer them the opportunity to make presentations and bid on offering advisory services.  On September 4, 2003, Capitalink and one additional investment banker made presentations along with the original investment banker, and subsequently the Board retained Capitalink to advise it with respect to the Transaction and to render an opinion as to its fairness from a financial point of view.

SHAREHOLDER DISTRIBUTION ANALYSIS

•                  The shareholder distribution analysis provides the Company with data setting forth the number of record holders of its common stock at varying share distributions.  The information provides the Board with information to determine the most appropriate ratio necessary to effectuate the Reverse Split in order to reduce the number of record holders to less than 300.

•                  Information is presented on both a record and beneficial ownership basis.  Approximately 1,579,000 shares are owned by shareholders who have not provided the Company with specific shareholding data.  Therefore, all beneficial shareholder distribution calculations are estimated.

•                  It is noted that shareholders owning less than 1,000 shares represent approximately 89.5% and 81.0% of record and beneficial shareholders, respectively, and such holders own approximately only 1.2% and 4.1%, respectively, of the Company’s common stock.

(Shares in thousands)

	Record Shareholders						Benefical Shareholders (1)
Share	Holders			Shares Owned			Holders			Shares Owned
Distribution	Number	Cumulative	Cum %	Number	Cumulative	Cum %	Number	Cumulative	Cum %	Number	Cumulative	Cum %

0 - 99	546	546	59.1%	14	14	0.2%	920	920	39.0%	29	29	0.4%
100 - 249	154	700	75.8%	24	38	0.5%	463	1,383	58.7%	69	98	1.2%
250 - 499	81	781	84.5%	26	64	0.8%	331	1,714	72.7%	101	198	2.5%
500 - 749	31	812	87.9%	17	81	1.0%	144	1,858	78.8%	80	278	3.6%
750 - 999	15	827	89.5%	12	93	1.2%	52	1,910	81.0%	41	319	4.1%
1,000 - 1,999	32	859	93.0%	43	137	1.7%	196	2,106	89.3%	232	552	7.1%
2,000 - 2,999	5	864	93.5%	11	148	1.9%	81	2,187	92.7%	177	728	9.3%
3,000 - 3,999	5	869	94.0%	16	164	2.1%	32	2,219	94.1%	102	831	10.6%
4,000 - 4,999	2	871	94.3%	10	173	2.2%	19	2,238	94.9%	81	912	11.7%
5,000 - 9,999	13	884	95.7%	83	256	3.3%	48	2,286	96.9%	288	1,200	15.4%
10,000 - 19,999	8	892	96.5%	114	370	4.7%	35	2,321	98.4%	433	1,633	20.9%
20,000 - 29,999	2	894	96.8%	53	423	5.4%	5	2,326	98.6%	122	1,755	22.5%
30,000 - 39,999	4	898	97.2%	142	565	7.2%	4	2,330	98.8%	138	1,893	24.2%
40,000 - 49,999	1	899	97.3%	42	606	7.8%	4	2,334	99.0%	165	2,057	26.3%
50,000 - 74,999	9	908	98.3%	578	1,185	15.2%	7	2,341	99.3%	434	2,492	31.9%
75,000 - 99,999	—	908	98.3%	—	1,185	15.2%	3	2,344	99.4%	258	2,749	35.2%
100,000 - 249,999	9	917	99.2%	1,300	2,485	31.8%	6	2,350	99.7%	900	3,650	46.7%
250,000 - 499,999	4	921	99.7%	1,279	3,764	48.2%	5	2,355	99.9%	1,352	5,002	64.0%
500,000 - 999,999	1	922	99.8%	894	4,658	59.6%	1	2,356	99.9%	529	5,531	70.8%
1,000,000 >	2	924	100.0%	3,158	7,816	100.0%	2	2,358	100.0%	2,285	7,816	100.0%

	924			7,816			2,358			7,816

(1)   Company stock benefit plan is included as one stockholder.  In addition, may include shareholders with holdings in multiple accounts.

Sources of information:  Company management, American Stock Transfer and CEDE.

PRO FORMA SHAREHOLDER AND FRACTIONAL SHARE CONSIDERATION ANALYSIS

•                  The pro forma shareholder analysis provides data at various split ratios and prices per share relating to (i) the estimated number of record holders remaining subsequent to the Transaction, (ii) the resulting fractional number of shares required to be purchased as part of the Transaction, and (iii) the expected aggregate cost of such Fractional Share Consideration.

($ and shares in thousands, except per share)

Reverse	Pro Forma Shareholders		Pro Forma Fractional Shares	Pro Forma Aggregate Fractional Share Consideration (1) (2)
Split	Record	Beneficial (1) (2)	Purchased (1)	$2.75	$2.87	$3.00	$3.12	$3.25

100	378	1,438	77	$212	$221	$231	$240	$250
250	224	975	154	$423	$441	$461	$480	$500
500	143	644	271	$745	$777	$812	$845	$880
750	112	500	428	$1,176	$1,228	$1,283	$1,335	$1,390
1,000	97	448	413	$1,135	$1,185	$1,238	$1,288	$1,341
2,000	65	252	696	$1,913	$1,997	$2,087	$2,171	$2,261

(1)   Company stock benefit plan is included as one stockholder.  In addition, may include shareholders with holdings in multiple accounts.

(2)   Range of Fractional Share Consideration is based upon analyses provided hereafter.

Sources of information:  Company management, American Stock Transfer and CEDE.

PRO FORMA BOOK VALUE AND EARNINGS PER SHARE ANALYSIS

•                  The pro forma book value analysis provides a range of pro forma net common book value and net tangible common book value per share at various split ratios and ranges of Fractional Share Consideration per share prices.

•                  It is noted that the minor movement of the net common book value per share subsequent to the Transaction (at both varying levels of the ratio in the Reverse Split and the range of the Fractional Share Consideration) is due to the large number of holders that maintain small shareholdings prior to the Transaction (see the shareholder distribution analysis).

•                  The pro forma earnings per share analysis provides a pro forma adjusted basic earnings per share (“EPS”) for the latest twelve month (“LTM”) period ended September 30, 2003 and the year ended December 31, 2002 at various split ratios.

($ and shares in thousands, except per share)

		Reverse Split	Pro Forma Shares Outstanding (1)	Pro Forma Value Per Share at Fractional Share Consideration (1) (2)
				$ 2.75	$ 2.87	$ 3.00	$ 3.12	$ 3.25

Net Common Book Value as of Sept 30, 2003

Net Common Book Value	$23,085	100	7,739	$2.96	$2.95	$2.95	$2.95	$2.95
Shares Outstanding	7,816	250	7,662	$2.96	$2.96	$2.95	$2.95	$2.95
Net Common Book Value per Share	$2.95	500	7,545	$2.96	$2.96	$2.95	$2.95	$2.94
		750	7,388	$2.97	$2.96	$2.95	$2.94	$2.94
		1,000	7,403	$2.96	$2.96	$2.95	$2.94	$2.94
		2,000	7,120	$2.97	$2.96	$2.95	$2.94	$2.92

Net Tangible Common Book Value as of Sept 30, 2003

Net Tangible Common Book Value	$19,272	100	7,739	$2.46	$2.46	$2.46	$2.46	$2.46
Shares Outstanding	7,816	250	7,662	$2.46	$2.46	$2.45	$2.45	$2.45
Net Tangible Common Book Value per Share	$2.47	500	7,545	$2.46	$2.45	$2.45	$2.44	$2.44
		750	7,388	$2.45	$2.44	$2.43	$2.43	$2.42
		1,000	7,403	$2.45	$2.44	$2.44	$2.43	$2.42
		2,000	7,120	$2.44	$2.43	$2.41	$2.40	$2.39

(1)   Company stock benefit plan is included as one stockholder.  In addition, may include shareholders with holdings in multiple accounts.

(2)   Range of Fractional Share Consideration is based upon analyses provided hereafter.

Sources of information:  Company management, American Stock Transfer and CEDE.

		Reverse Split	Pro Forma Shares Outstanding (1)	Pro Forma EPS (1)

Basic Earnings Per Share for LTM September 30, 2003

Adjusted Net Income	$(2,379)	100	7,739	$(0.31)
Weighted Average Shares Outstanding	7,674	250	7,662	$(0.31)
Adjusted Earnings (Loss) per Share	$(0.31)	500	7,545	$(0.32)
		750	7,388	$(0.32)
		1,000	7,403	$(0.32)
		2,000	7,120	$(0.33)

Basic Earnings Per Share for FYE December 31, 2002

Adjusted Net Income	$2,302	100	7,739	$0.30
Weighted Average Shares Outstanding	7,832	250	7,662	$0.30
Adjusted Earnings (Loss) per Share	$0.29	500	7,545	$0.31
		750	7,388	$0.31
		1,000	7,403	$0.31
		2,000	7,120	$0.32

(1)   Company stock benefit plan is included as one stockholder.  In addition, may include shareholders with holdings in multiple accounts.

Sources of information:  Company management, American Stock Transfer and CEDE.

SCOPE OF ENGAGEMENT

•                  In arriving at its analysis and opinion, Capitalink took into account its assessment of general economic, market and financial conditions as well as its experience in connection with similar transactions and securities valuations generally and, among other things:

•                  Reviewed documents relating to the Transaction.

•                  Reviewed publicly available financial information and other data with respect to the Company, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and the draft Quarterly Report on Form 10-Q for the nine months ended September 30, 2003.

•                  Reviewed and analyzed a range of Fractional Share Consideration at various different possible per share prices, a range of pro forma shares outstanding at various different Reverse Split a range of ratios, a range of pro forma common book values per share and a range of pro forma earnings per share.

•                  Reviewed and analyzed the Company’s projected unlevered free cash flows and prepared discounted cash flows.

•                  Reviewed and analyzed certain financial characteristics of companies that were deemed to have characteristics comparable to those of the Company.

•                  Reviewed and analyzed certain financial characteristics of comparable transactions that involved the acquisition of companies that were deemed to have characteristics comparable to those of the Company.

•                  Reviewed and analyzed recent transaction premiums paid in going-private transactions involving a reverse stock split.

•                  Reviewed and analyzed the premiums implied by the Fractional Share Consideration.

•                  Reviewed and discussed with representatives of the management of the Company certain financial and operating information furnished by them, including financial analyses and projections and related assumptions with respect to the business, operations and prospects of the Company.

•                  Considered the historical financial results and present financial condition of the Company.

•                  Reviewed certain publicly available information concerning the trading of, and the trading market for, the common stock of the Company.

•                  Inquired about and discussed the Transaction and other matters related thereto with Company management, the Board of Directors and its legal counsel.

•                  Performed such other analyses and examinations as were deemed appropriate.

•                  The Capitalink analysis and opinion are necessarily based upon market, economic and other conditions, as they exist on, and could be evaluated as of November 6, 2003. Accordingly, although subsequent developments may affect its opinion, Capitalink does not assume any obligation to update, review or reaffirm its opinion.

•                  Capitalink assumes that the Transaction will be consummated substantially in accordance with the terms set forth, without any further amendments thereto, and without waiver by the Company of any of the conditions to any obligations or in the alternative that any such amendments, revisions or waivers thereto will not be detrimental to the Company or the shareholders of the Company.

•                  Capitalink has relied upon and assumed the accuracy and completeness of all of the financial and other information that was used by it without assuming any responsibility for any independent verification of any such information and has further relied upon the assurances of Company management that it is not aware of any facts or circumstances that would make any such information inaccurate or misleading.  With respect to the financial projections utilized, Capitalink assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments, and that such projections provide a reasonable basis upon which it could make its analysis and form an opinion.

•                  Capitalink has not made a physical inspection of the properties and facilities of the Company and has not made or obtained any evaluations or appraisals of the assets and liabilities (contingent or otherwise) of the Company.

•                  Capitalink assumed that the Transaction will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations.  In addition, based upon discussions with the Company, it is assumed that the receipt of the Fractional Share Consideration will be a taxable event to the Company’s shareholders that receive such consideration.

•                  Capitalink has not been requested to opine as to, and the opinion does not in any manner address, the underlying business decision of the Company to proceed with or affect the Transaction.

•                  Capitalink was not asked to consider, and its opinion does not address, the relative merits of the Transaction as compared to any alternative business strategy that might exist for the Company.  Capitalink was not engaged to seek alternatives to the Transaction that might exist for the Company.

•                  The opinion is for the use and benefit of the Board of Directors in connection with its consideration of the Transaction and is not intended to be and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction.  We do not express any opinion as to the underlying valuation or future performance of the Company or the price at which the Company’s common stock would trade at any time in the future.

COMPANY OVERVIEW

SUMMARY

•                  Seibels, a South Carolina corporation, is a provider of a wide range of services to the insurance industry, as well as a provider of automobile, flood and other property and casualty insurance products.

•                  The Company is a holding company for four property and casualty insurance companies that offer commercial and non-standard automobile insurance. In addition, Seibels offers claim administration services to insurance companies and other businesses through Insurance Network Services, Inc. (“INS”), flood zone determination and related services through America’s Flood Services, Inc. (“AFS”), and managing general agency services through Seibels, Bruce & Company (“SBC”).

•                  The Company seeks to balance its fee-based operations with selective risk underwriting in an effort to increase value for its shareholders, agents and employees by pursuing growth with an element of limited risk exposure. The Company’s risk-bearing property and casualty insurance operations include non-standard automobile, commercial lines and workers’ compensation.

•                  The Company’s operations can be described within five main categories:

•                  Automobile – Includes Universal Insurance Company’s (“UIC”) retained risk nonstandard automobile and run-off premium finance operations, Catawba Insurance Company’s (“Catawba”) retained risk non-owners and non-standard automobile programs, the runoff of the Company’s retained risk Nashville and South Carolina automobile operations, and the fee-based NC Facility, SC Facility and South Carolina Associated Auto Insurers Plan operations.

•                  Flood – Includes the fee-based flood zone determinations and flood zone mapping services of AFS, and the fee based flood insurance agency of AFS.

•                  Commercial – Includes the retained risk commercial operations of Catawba and UIC, the fee-based commercial automobile activity for the NC Facility and SC Facility, and the runoff retained risk commercial operations of South Carolina Insurance Company.

•                  Adjusting Services – Includes all the fee-based operations of INS, a full claims organization that conducts automobile appraisals, catastrophe claims adjusting and glass claim services

•                  Other – Includes various runoff risk bearing environmental, workers compensation programs, and the fee-based managing general agency services of SBC.

•                  INS’ primary operation includes the claim administration services to QualSure Holdings Corporation, under a reduced rate contract that expires from October 4, 2005 through January 21, 2010.  The Company is currently seeking to renew this contract on more favorable terms and/or seek other similar contracts in different regions.

•                  In January 2002, the Company issued two workers compensation insurance master policies to Human Dynamics Corporation (“HDC”), a professional employment organization.  The Company did not obtain the approval of the South Carolina Department of Insurance (“SCDOI”) prior to issuing the master policies and therefore subsequently canceled them.  Litigation was brought against the Company by HDC for breach of contract, good faith and fair dealing and is seeking actual and punitive damages.  Litigation is currently ongoing with the Company presenting numerous counterclaims.

•                  In August 2002, the SCDOI issued an order imposing administrative supervision for at least six months as a result of the disputes associated with the HDC program.  Provisions of the administrative order provided for the Company’s subsidiaries to immediately cease writing risk-bearing business and to immediately cease renewal of existing risk-bearing business.

•                  In September 2002, the SCDOI provided approval to Catawba to write new and renewal premiums on both automobile and commercial lines of business in the states of South Carolina, Georgia and Tennessee.  Additional approval was given to UIC to renew the North Carolina commercial lines businesses of SCIC.  However, Catawba’s application to the Kentucky Department of Insurance was withdrawn and this business is currently being runoff.

•                  In November 2002, the Company sold the renewal rights to its National Flood Insurance Program (“NFIP”) business to The Hartford Financial Services Group, Inc (“Hartford”) for $3.8 million.  Provisions of the underlying sales agreement provide that Hartford administer the Company’s business to the NFIP over the transition period that ends September 30, 2003.

•                  The Company’s operations have reduced significantly over the past year as a result of the SCDOI Order, the sale of its NFIP book of business, the runoff of its managing general agent operations, the final runoff of the SC Facility and the SCAAIP, and the loss of its commercial lines business in the state of Kentucky.  The Company has been forced to scale back its operations significantly, and is currently exploring opportunities for additional sources of revenue.  This includes gaining approval to write additional lines of insurance in both South Carolina and North Carolina, and to obtain additional claims-adjusting service contracts in other regions.

•                  In April 2003, the Company announced an odd-lot tender offer for shareholders with less than 100 shares at $2.50 per share.  The tender offer was completed on July 31, 2003 with 15,646 shares purchased.

•                  In November 2003, the Company entered into letters of intent with unaffiliated third parties pursuant to which the Company will sell 100% of the common stock of South Carolina Insurance Company and Consolidated American Insurance Company.  These transactions are subject to due diligence, approval by the respective board of directors and approval by the SCDOI.

•                  Capitalink noted several general factors to be considered in connection with the status of Seibels as a publicly traded company:

•                  The Company’s common stock historically has a limited trading volume and therefore a lack of liquidity for the Company’s shareholders.

•                  The Company is not part of a high-growth industry that attracts investor interest and a high trading multiple.

•                  The Company has a significant number of shareholders with small holdings in the Company’s stock.  The cost of servicing the large number of shareholders are high relative to the size of their holdings and the market valuation of the Company.

•                  The Company has not realized the benefits of public company status (i.e., ability to raise capital, use of stock as currency in acquisitions), but incurs the increased expenses necessary to comply with reporting requirements and other public company obligations.

COMPANY FINANCIAL PERFORMANCE

•                  Capitalink reviewed the Company’s historical and draft financial data for the five fiscal years (“FY”) ended December 31, 2002, and the nine months ended September 30, 2003.  In addition, Capitalink reviewed the Company’s projections for the FY ending December 31, 2004 through December 31, 2008.

•                  The Company’s revenues and earnings are adjusted to remove any unusual or extraordinary sources of revenue and expenses.  The adjustments provide a more accurate portrayal of the Company’s underlying earnings.

•                  Seibels’s revenues are derived from four main sources: (i) net premium revenue from the writing of premiums for the automobile, commercial and homeowners markets, (ii) commission and service income, (iii) investment income, and (iv) other income which includes various run-off risk bearing activities.  For the nine months ended September 30, 2003, net premiums and commission and service income made up 45.1% and 46.2%, respectively of total adjusted revenue.

•                  The Company’s revenue streams (as a percentage of total revenue for the nine months ended September 30, 2003) can also be grouped into five main categories; (i) automobile-35.1%, (ii) flood-9.5%, (iii) commercial-24.5%, (iv) adjusting services-16.8%, and (v) other-3.8%.

•                  Revenue for the Company fell significantly over the reviewed period – from a high of $108.3 million in FY1999 to $29.4 million for the LTM ended September 30, 2003.  The fall in revenues was primarily due to several factors including the discontinuation of two of its unprofitable, nonstandard automobile insurance operations in Nashville (Graward) and South Carolina.  In addition, the sale of the Company’s NFIP business, the discontinuation of the HDC workers compensation program and other unprofitable service lines, and the Company’s problems with respect to the SCDOI administrative order, have also contributed to the fall in revenues and earnings.

•                  The Company’s adjusted earning before interest, taxes, depreciation and amortization (“EBITDA”) has been extremely volatile over the past five years and has ranged from a high of $4.8 million for FY2001 to $(3.9) million for FY2000.  The EBITDA for the LTM ended September 30, 2003 was $(1.2) million.  The Company’s losses in FY2000 were primarily attributable to the unprofitable nonstandard automobile insurance operations in Nashville and South Carolina, which have since been discontinued.

•                  On March 28, 2002, the Company issued $8.0 million in adjustable rate cumulative non-voting, non-convertible, non-redeemable preferred special stock to Charles H. Powers, the Company’s Chairman and Chief Executive Officer.  As of September 30, 2003, the Company had no other interest bearing obligations.

•                  In connection with a potential new investment in a Florida based operation, the Company has negotiated a new $2.5 million credit facility.  In addition, the Company expects to fund the Transaction from an additional credit facility.

•                  The Company’s net premiums written to surplus ratio has been relatively low and has ranged from a high of 1.72 times in FY1999 to 0.28 times for the LTM period ended September 30, 2003.  Although the low ratio suggests the significant ability of the Company to write additional insurance policies, it is understated on an aggregate basis because of the significant portion of the Company’s operations derived from commission and fees.

•                  The Company’s average loss ratio has also fallen significantly from a high of 110.7% for FY1998 to 53.4% for the LTM period ended September 30, 2003.  The improvement in the loss ratio is caused by steps taken by the Company, to discontinue unprofitable lines of business.

•                  The Company’s common shareholders equity has also improved significantly from $11.9 million as of December 31, 2000 to $23.1 million as of September 30, 2003.  The improvement in the Company’s common shareholders equity is primarily a result of several unusual items including the gain on the sale of stock in Insurance Services Offices, Inc. of $2.1 million, the gain on the sale to Hartford, and the sale and leaseback of the corporate office building.

•                  The Company’s net book value and net tangible book value per share as of September 30, 2003 was $2.95 and $2.47, respectively.

Normalized Comparative Summary Income Statements

($ in thousands except per share)

	for years ended December 31,					for the 9 months ended September 30,		LTM September 30,
	1998	1999	2000	2001	2002	2002	2003	2003

Revenue
Net Premiums	$22,775	$53,344	$25,137	$14,433	$15,661	$20,726	$11,443	$6,378
Commission and Service Income	49,298	45,652	35,890	36,272	33,853	26,490	11,701	19,064
Investment Income	4,699	4,558	4,593	3,205	2,843	1,769	1,452	2,526
Other	4,645	4,779	4,502	2,767	1,398	737	758	1,419
Total Revenue	81,417	108,333	70,122	56,677	53,755	49,722	25,354	29,387

Expenses
Losses and Loss Adjustment Expenses	25,223	46,010	24,445	7,740	9,434	15,164	9,137	3,407
Policy Acquisition Costs	10,222	33,721	25,003	23,162	22,814	18,600	7,307	11,521
Other Operating Costs and Expenses	46,823	34,885	26,461	21,438	18,625	13,547	11,328	16,406
Total Operating Expenses	82,268	114,616	75,909	52,340	50,873	47,311	27,772	31,334
Operating Income (Loss)	(851)	(6,283)	(5,787)	4,337	2,882	2,411	(2,418)	(1,947)

Interest Income (Expense)	(981)	(1,216)	(1,436)	(728)	(180)	(164)	(9)	(25)
Pre-tax Income (Loss)	(1,832)	(7,499)	(7,223)	3,609	2,702	2,247	(2,427)	(1,972)
Income Tax (Benefit)	(85)	37	—	30	(30)	(30)	15	15
After-tax Income (Loss)	(1,747)	(7,536)	(7,223)	3,579	2,732	2,277	(2,442)	(1,987)

Preferred Stock dividends	(160)	(168)	(168)	(161)	(430)	(323)	(285)	(392)
Normalized Net Income to Common	$(1,907)	$(7,704)	$(7,391)	$3,418	$2,302	$1,954	$(2,727)	$(2,379)

Normalized EBIT	$(851)	$(6,283)	$(5,787)	$4,337	$2,882	$2,411	$(2,418)	$(1,947)
Total Depreciation & Amortization	$2,115	$2,552	$1,847	$496	$488	$391	$626	$723
Normalized EBITDA	$1,264	$(3,731)	$(3,940)	$4,833	$3,370	$2,802	$(1,792)	$(1,224)
Capital Expenditures, net of Disposals (CAPEX, net)	$1,392	$1,506	$212	$581	$655	$655	$253	$253
Normalized EBITDA - CAPEX	$(128)	$(5,237)	$(4,152)	$4,252	$2,715	$2,147	$(2,045)	$(1,477)

Earnings per Share
Basic Normalized EPS	$(0.25)	$(0.99)	$(0.94)	$0.44	$0.29	$0.25	$(0.35)	$(0.31)
Basic Reported EPS	$(0.39)	$(0.99)	$(1.98)	$0.54	$0.73	$0.64	$0.04	$0.13
Weighted Average Shares Outstanding (thousands)	7,763	7,774	7,832	7,832	7,832	7,832	7,825

Diluted Normalized EPS	$(0.25)	$(0.99)	$(0.94)	$0.42	$0.28	$0.24	$(0.35)	$(0.31)
Diluted Reported EPS	$(0.39)	$(0.99)	$(1.98)	$0.51	$0.70	$0.61	$0.04	$0.13
Weighted Average Shares Outstanding (thousands)	7,763	7,774	7,832	8,206	8,088	8,164	7,854

Normalizing Reconciliation
Restructuring/Goodwill Impairment	$(546)	$—	$—	$—	$—	$—	$(700)	$(700)
Other Unusual (Expense) Gain Items	—	—	(8,138)	787	3,391	3,041	3,779	4,129
Income Tax Shelter (Charge) from Unusual Items	—	—	—	—	—	—	—	—
Unusual (Expense) Gain Items, net of Taxes	(546)	—	(8,138)	787	3,391	3,041	3,079	3,429
Accounting Changes, net of Taxes	(601)	—	—	—	—	—	—	—
Total Reconciling Items, net of Taxes	$(1,147)	$—	$(8,138)	$787	$3,391	$3,041	$3,079	$3,429

Reported Income Tax (Benefit)	$(85)	$37	$—	$30	$(30)	$(30)	$15	$15
Reported Net Income (Loss) to Common	$(3,054)	$(7,704)	$(15,529)	$4,205	$5,693	$4,995	$352	$1,050
Comprehensive Gain/(Loss)	$860	$(1,512)	$962	$777	$557	$776	$(450)	$(669)
Reported Comprehensive Net Income (Loss) to Common	$(2,194)	$(9,216)	$(14,567)	$4,982	$6,250	$5,771	$(98)	$381

Sources of information: Company financial statements and management

Normalized Common Sized Summary Income Statements

	for years ended December 31,					for the 9 months ended September 30,		LTM September 30,
	1998	1999	2000	2001	2002	2002	2003	2003

Revenue
Net Premiums	28.0%	49.2%	35.8%	25.5%	29.1%	41.7%	45.1%	21.7%
Commission and Service Income	60.6%	42.1%	51.2%	64.0%	63.0%	53.3%	46.2%	64.9%
Investment Income	5.8%	4.2%	6.6%	5.7%	5.3%	3.6%	5.7%	8.6%
Other	5.7%	4.4%	6.4%	4.9%	2.6%	1.5%	3.0%	4.8%
Total Revenue	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Expenses
Losses and Loss adjustment expenses	31.0%	42.5%	34.9%	13.7%	17.5%	30.5%	36.0%	11.6%
Policy Acquisition Costs	12.6%	31.1%	35.7%	40.9%	42.4%	37.4%	28.8%	39.2%
Other Operating Costs and Expenses	57.5%	32.2%	37.7%	37.8%	34.6%	27.2%	44.7%	55.8%
Total Operating Expenses	101.0%	105.8%	108.3%	92.3%	94.6%	95.2%	109.5%	106.6%
Operating Income (Loss)	-1.0%	-5.8%	-8.3%	7.7%	5.4%	4.8%	-9.5%	-6.6%

Interest Income (Expense)	-1.2%	-1.1%	-2.0%	-1.3%	-0.3%	-0.3%	0.0%	-0.1%
Pre-tax Income (Loss)	-2.3%	-6.9%	-10.3%	6.4%	5.0%	4.5%	-9.6%	-6.7%
Income Tax (Benefit)	-0.1%	0.0%	0.0%	0.1%	-0.1%	-0.1%	0.1%	0.1%
After-tax Income (Loss)	-2.1%	-7.0%	-10.3%	6.3%	5.1%	4.6%	-9.6%	-6.8%

Preferred Stock dividends	-0.2%	-0.2%	-0.2%	-0.3%	-0.8%	-0.6%	-1.1%	-1.3%
Normalized Net Income to Common	-2.3%	-7.1%	-10.5%	6.0%	4.3%	3.9%	-10.8%	-8.1%

Normalized EBIT	-1.0%	-5.8%	-8.3%	7.7%	5.4%	4.8%	-9.5%	-6.6%
Total Depreciation & Amortization	2.6%	2.4%	2.6%	0.9%	0.9%	0.8%	2.5%	2.5%
Normalized EBITDA	1.6%	-3.4%	-5.6%	8.5%	6.3%	5.6%	-7.1%	-4.2%
Capital Expenditures, net of Disposals (CAPEX, net)	1.7%	1.4%	0.3%	1.0%	1.2%	1.3%	1.0%	0.9%
Normalized EBITDA - CAPEX	-0.2%	-4.8%	-5.9%	7.5%	5.1%	4.3%	-8.1%	-5.0%

Normalizing Reconciliation
Restructuring/Goodwill Impairment	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Other Unusual (Expense) Gain Items	-0.7%	0.0%	0.0%	0.0%	0.0%	0.0%	-2.8%	-2.4%
Income Tax Shelter (Charge) from Unusual Items	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Unusual (Expense) Gain Items, net of Taxes	-0.7%	0.0%	-11.6%	1.4%	6.3%	6.1%	12.1%	11.7%
Accounting Changes, net of Taxes	-0.7%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Discontinued Operations, net of Taxes	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Extraordinary Items, net of Taxes	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Total Reconciling Items, net of Taxes	-1.4%	0.0%	-11.6%	1.4%	6.3%	6.1%	12.1%	11.7%

Reported Income Tax (Benefit)	-0.1%	0.0%	0.0%	0.1%	-0.1%	-0.1%	0.1%	0.1%
Reported Net Income (Loss) to Common	-3.8%	-7.1%	-22.1%	7.4%	10.6%	10.0%	1.4%	3.6%
Comprehensive Gain/(Loss)	1.1%	-1.4%	1.4%	1.4%	1.0%	1.6%	-1.8%	-2.3%
Reported Comprehensive Net Income (Loss) to Common	-3.8%	-7.1%	-22.1%	7.4%	10.6%	10.0%	1.4%	1.3%

Sources of information: Company financial statements and management

Comparative Summary Balance Sheets

($ in thousands, except per share)

	as of December 31,					as of September 30,
	1998	1999	2000	2001	2002	2002	2003
Assets
Cash & Equivalents	$23,141	$26,722	$10,410	$6,375	$10,423	$5,561	$8,711
Investments	41,109	32,892	38,297	39,499	39,216	41,305	39,272
Premium Receivables	19,334	11,591	6,897	6,272	3,492	3,511	4,743
Reinsurance Recoverable on Paid Losses & LAE	29,972	18,528	14,031	10,246	7,289	10,121	6,739
Reinsurance Recoverable on Unpaid Losses & LAE	83,654	74,017	50,012	40,832	30,786	33,991	28,078
Prepaid Reinsurance Premiums	59,619	56,724	40,997	36,548	30,224	35,000	8,844
Deferred Policy Acquisition Costs	2,472	1,373	400	1,200	1,168	1,525	1,490
Property & Equipment	6,028	5,421	917	807	993	1,146	699
Intangible Assets, net	20,892	19,876	4,638	4,513	4,513	4,513	3,813
Other Assets	9,342	7,659	4,067	4,346	5,570	12,460	2,568
Total Assets	$295,563	$254,803	$170,666	$150,638	$133,674	$149,133	$104,957
Liabilities & Stockholders’ Equity

Loss and Loss Adjustment Expenses:
Reported & Est. Claims & Losses - Retained	$28,950	$34,733	$30,574	$21,334	$18,857	$25,857	$19,260
Reported & Est. Claims & Losses - Ceded	74,746	67,904	46,612	38,785	29,717	32,753	27,417
Adj Expenses - Retained	7,372	5,100	5,247	4,709	4,067	5,175	3,849
Adj Expenses - Ceded	8,908	6,113	3,400	2,047	1,069	1,238	661
Unearned Premiums - Retained	12,919	5,796	5,056	6,116	6,134	7,232	6,918
Unearned Premiums - Ceded	59,619	56,724	40,997	36,548	30,224	35,000	8,844
Accounts Payable & Accrued Expenses	39,024	20,460	4,592	3,372	3,158	5,632	1,449
Interest Bearing Debt	16,250	14,986	10,159	7,721	—	—	—
Other Liabilities	9,487	13,730	9,337	10,442	9,224	5,501	5,474
Total Liabilities	257,275	225,546	155,974	131,074	102,450	118,388	73,872

Preferred Stock	2,700	2,700	2,700	2,590	8,000	8,000	8,000

Common Stockholders’ Equity
Common Stock	7,773	7,831	7,832	7,832	7,832	7,832	7,816
Paid in Capital	61,861	61,988	61,989	61,989	61,989	61,989	61,964
Accumulated Earnings (Deficit)	(34,046)	(43,262)	(57,829)	(52,847)	(46,597)	(47,076)	(46,695)
Total Stockholders’ Equity	35,588	26,557	11,992	16,974	23,224	22,745	23,085
	$295,563	$254,803	$170,666	$150,638	$133,674	$149,133	$104,957

Common Shares Outstanding (thousands)	7,773	7,831	7,832	7,832	7,832	7,832	7,816
Book Value per Common Share	$4.58	$3.39	$1.53	$2.17	$2.97	$2.90	$2.95
Tangible Book Value Per Common Share	$1.89	$0.85	$0.94	$1.59	$2.39	$2.33	$2.47

Sources of information: Company financial statements and management

Common Sized Summary Balance Sheets

	as of December 31,					as of September 30,
	1998	1999	2000	2001	2002	2002	2003
Assets

Cash & Equivalents	7.8%	10.5%	6.1%	4.2%	7.8%	3.7%	8.3%
Investments	13.9%	12.9%	22.4%	26.2%	29.3%	27.7%	37.4%
Premium Receivables	6.5%	4.5%	4.0%	4.2%	2.6%	2.4%	4.5%
Reinsurance Recoverable on Paid Losses & LAE	10.1%	7.3%	8.2%	6.8%	5.5%	6.8%	6.4%
Reinsurance Recoverable on Unpaid Losses & LAE	28.3%	29.0%	29.3%	27.1%	23.0%	22.8%	26.8%
Prepaid Reinsurance Premiums	20.2%	22.3%	24.0%	24.3%	22.6%	23.5%	8.4%
Deferred Policy Acquisition Costs	0.8%	0.5%	0.2%	0.8%	0.9%	1.0%	1.4%
Property & Equipment	2.0%	2.1%	0.5%	0.5%	0.7%	0.8%	0.7%
Intangible Assets, net	7.1%	7.8%	2.7%	3.0%	3.4%	3.0%	3.6%
Other Assets	3.2%	3.0%	2.4%	2.9%	4.2%	8.4%	2.4%
Total Assets	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Liabilities & Stockholders’ Equity

Loss and Loss Adjustment Expenses:
Reported & Est. Claims & Losses - Retained	9.8%	13.6%	17.9%	14.2%	14.1%	17.3%	18.4%
Reported & Est. Claims & Losses - Ceded	25.3%	26.6%	27.3%	25.7%	22.2%	22.0%	26.1%
Adj Expenses - Retained	2.5%	2.0%	3.1%	3.1%	3.0%	3.5%	3.7%
Adj Expenses - Ceded	3.0%	2.4%	2.0%	1.4%	0.8%	0.8%	0.6%
Unearned Premiums - Retained	4.4%	2.3%	3.0%	4.1%	4.6%	4.8%	6.6%
Unearned Premiums - Ceded	20.2%	22.3%	24.0%	24.3%	22.6%	23.5%	8.4%
Accounts Payable & Accrued Expenses	13.2%	8.0%	2.7%	2.2%	2.4%	3.8%	1.4%
Interest Bearing Debt	5.5%	5.9%	6.0%	5.1%	0.0%	0.0%	0.0%
Other Liabilities	3.2%	5.4%	5.5%	6.9%	6.9%	3.7%	5.2%
Total Liabilities	87.0%	88.5%	91.4%	87.0%	76.6%	79.4%	70.4%

Preferred Stock	0.9%	1.1%	1.6%	1.7%	6.0%	5.4%	7.6%

Common Stockholders’ Equity
Common Stock	2.6%	3.1%	4.6%	5.2%	5.9%	5.3%	7.4%
Paid in Capital	20.9%	24.3%	36.3%	41.2%	46.4%	41.6%	59.0%
Accumulated Earnings (Deficit)	-11.5%	-17.0%	-33.9%	-35.1%	-34.9%	-31.6%	-44.5%
Total Stockholders’ Equity	12.0%	10.4%	7.0%	11.3%	17.4%	15.3%	22.0%
	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Sources of information: Company financial statements and management

Comparative Financial Analysis

($ in thousands, except per share)

	as of & for years ended December 31,					as of & for the 9 months ended September 30,		as of & for LTM September 30,
	1998	1999	2000	2001	2002	2002	2003	2003
Financial Review
Revenue	$81,417	$108,333	$70,122	$56,677	$53,755	$49,722	$25,354	$29,387
Total Operating Expenses	$82,268	$114,616	$75,909	$52,340	$50,873	$47,311	$27,772	$31,334
Operating Income	$(851)	$(6,283)	$(5,787)	$4,337	$2,882	$2,411	$(2,418)	$(1,947)
Pre-tax Income (Loss)	$(1,832)	$(7,499)	$(7,223)	$3,609	$2,702	$2,247	$(2,427)	$(1,972)
Normalized Net Income (Loss)	$(1,907)	$(7,704)	$(7,391)	$3,418	$2,302	$1,954	$(2,727)	$(2,379)
Normalized EBIT	$(851)	$(6,283)	$(5,787)	$4,337	$2,882	$2,411	$(2,418)	$(1,947)
Normalized EBITDA	$1,264	$(3,731)	$(3,940)	$4,833	$3,370	$2,802	$(1,792)	$(1,224)
Normalized Basic EPS	$(0.25)	$(0.99)	$(0.94)	$0.44	$0.29	$0.25	$(0.35)	$(0.31)
Normalized Diluted EPS	$(0.25)	$(0.99)	$(0.94)	$0.42	$0.28	$0.24	$(0.35)	$(0.31)
Total Assets	$295,563	$254,803	$170,666	$150,638	$133,674	$149,133	$104,957	$104,957
Net Worth	$35,588	$26,557	$11,992	$16,974	$23,224	$22,745	$23,085	$23,085
Tangible Net Worth	$14,696	$6,681	$7,354	$12,461	$18,711	$18,232	$19,272	$19,272
Total Interest Bearing Debt	$18,950	$17,686	$12,859	$10,311	$8,000	$8,000	$8,000	$8,000
Total Capitalization	$54,538	$44,243	$24,851	$27,285	$31,224	$30,745	$31,085	$31,085

Financial Strength
Net Premiums Written to Surplus	na	1.72	1.30	1.00	0.78	na	na	0.28
Total Liabilities to Net Worth	722.9%	849.3%	1300.7%	772.2%	441.1%	520.5%	320.0%	320.0%
Total Interest Bearing Debt to Net Worth	53.2%	66.6%	107.2%	60.7%	34.4%	35.2%	34.7%	34.7%
Total Interest Bearing Debt to Total Capitalization	34.7%	40.0%	51.7%	37.8%	25.6%	26.0%	25.7%	25.7%
Interest Expense to Interest Bearing Debt	5.2%	6.9%	11.2%	7.1%	2.3%	2.1%	0.1%	0.3%
Total Interest Bearing Debt to Normalized EBITDA	15.0	na	na	2.1	2.4	2.9	na	na

Effectiveness and Efficiency
Premiums Receivable Turnover	na	3.4	2.7	2.2	3.2	4.2	2.8	1.5
Asset Turnover	na	0.4	0.3	0.4	0.4	0.3	0.2	0.2
Days Sales Outstanding	na	105.8	134.2	166.5	113.8	64.4	98.2	236.2
Days Payable Outstanding	na	94.7	60.2	27.8	23.4	26.0	22.6	41.2
Normalized EBIT to Average Assets	na	-2.3%	-2.7%	2.7%	2.0%	na	na	-1.5%
Normalized EBIT to Net Worth	na	-20.2%	-30.0%	29.9%	14.3%	na	na	-8.5%
Normalized EBITDA to Average Assets	na	-1.4%	-1.9%	3.0%	2.4%	na	na	-1.0%
Normalized EBITDA to Net Worth	na	-12.0%	-20.4%	33.4%	16.8%	na	na	-5.3%
Normalized Net Income to Average Assets	na	-2.8%	-3.5%	2.1%	1.6%	na	na	-1.9%
Normalized Net Income to Net Worth	na	-24.8%	-38.3%	23.6%	11.5%	na	na	-10.4%
Net Investment Yield	na	7.4%	8.5%	6.8%	6.0%	na	na	5.2%
Loss Ratio	110.7%	86.3%	97.2%	53.6%	60.2%	73.2%	79.8%	53.4%

Sources of information: Company financial statements and management

	as of & for years ended December 31,					as of & for the 9 months ended September 30,		as of & for LTM September 30,
	1998	1999	2000	2001	2002	2002	2003	2003
Profitability Ratios (as % of Revenue)
Loss & Loss Adjustment Expenses	31.0%	42.5%	34.9%	13.7%	17.5%	30.5%	36.0%	11.6%
Total Operating Expenses	101.0%	105.8%	108.3%	92.3%	94.6%	95.2%	109.5%	106.6%
Operating Income	-1.0%	-5.8%	-8.3%	7.7%	5.4%	4.8%	-9.5%	-6.6%
Pre-tax Income (Loss)	-2.3%	-6.9%	-10.3%	6.4%	5.0%	4.5%	-9.6%	-6.7%
Normalized Net Income (Loss)	-2.3%	-7.1%	-10.5%	6.0%	4.3%	3.9%	-10.8%	-8.1%
Normalized EBIT	-1.0%	-5.8%	-8.3%	7.7%	5.4%	4.8%	-9.5%	-6.6%
Normalized EBITDA	1.6%	-3.4%	-5.6%	8.5%	6.3%	5.6%	-7.1%	-4.2%

Growth Rates
Revenue	na	na	-13.9%	-19.2%	-5.2%	na	-49.0%	-45.3%
Operating Income	na	na	na	na	-33.5%	na	-200.3%	-167.6%
Pre-tax Income (Loss)	na	na	na	na	-25.1%	na	-208.0%	-173.0%
Normalized Net Income (Loss)	na	na	na	na	-32.7%	na	-239.6%	-203.3%
Normalized EBIT	na	na	na	na	-33.5%	na	-200.3%	-167.6%
Normalized EBITDA	na	na	-411.7%	na	-30.3%	na	-164.0%	-136.3%
Normalized Basic EPS	na	na	na	na	-34.1%	na	-240.0%	-206.9%
Normalized Diluted EPS	na	na	na	na	-33.3%	na	-245.8%	-210.7%
Total Assets	na	na	-42.3%	-11.7%	-11.3%	na	-29.6%	-21.5%
Net Worth	na	na	-66.3%	41.5%	36.8%	na	1.5%	-0.6%
Tangible Net Worth	na	na	-50.0%	69.4%	50.2%	na	5.7%	3.0%
CAPEX, net	na	na	-84.8%	174.1%	12.7%	na	-61.4%	-61.4%

Cumulative Average Growth Rate (CAGR) Statistics
Revenue	na	33.1%	-7.2%	-11.4%	-9.9%	na	na	na
Operating Income	na	na	na	na	na	na	na	na
Pre-tax Income (Loss)	na	na	na	na	na	na	na	na
Normalized Net Income (Loss)	na	na	na	na	na	na	na	na
Normalized EBIT	na	na	na	na	na	na	na	na
Normalized EBITDA	na	na	na	56.4%	27.8%	na	na	na
Normalized Basic EPS	na	na	na	na	na	na	na	na
Normalized Diluted EPS	na	na	na	na	na	na	na	na
Total Assets	na	-13.8%	-24.0%	-20.1%	-18.0%	na	na	na
Net Worth	na	-25.4%	-42.0%	-21.9%	-10.1%	na	na	na
Tangible Net Worth	na	-54.5%	-29.3%	-5.4%	6.2%	na	na	na
CAPEX, net	na	8.2%	-61.0%	-25.3%	-17.2%	na	na	na

Depreciation & Capital Spending
Depreciation to CAPEX, net	151.9%	169.5%	871.2%	85.4%	74.5%	59.7%	247.4%	285.8%
CAPEX, net to Revenue	1.7%	1.4%	0.3%	1.0%	1.2%	1.3%	1.0%	0.9%

Sources of information: Company financial statements and management

Selected Normalized Income Statement Graphs

 ($ in thousands, except per share)

Sources of information: Company financial statements and management

Selected Normalized Profitability Cost (as % of Revenue) Graphs

Selected Normalized Financial Strength Graphs

($ in thousands)

Sources of information: Company financial statements and management

Selected Normalized Efficiency Graphs

Sources of information: Company financial statements and management

COMPANY MARKET PERFORMANCE

•                  Capitalink reviewed the daily closing market price and trading volume of the Company’s common stock over the one-year period ended November 3, 2003.

•                  Capitalink compared the daily closing market price performance of the Company’s common stock for the one-year period to both the Comparable Companies (as defined below) and the Russell 3000 Index.

•                  Capitalink calculated total trading volumes at various closing price ranges of the Company’s common stock.  In addition, the number of trading days, and the respective percentages, at certain trading volumes, was set forth.

•                  Capitalink noted the following characteristics of the Company’s common stock:

•                  The Company’s stock has experienced limited liquidity with the average and median daily number of shares traded was 4,679 and 1,200 respectively.  It was further noted that there was no volume on 69 trading days or approximately 27.3% of the available trading days.

•                  The Company’s average share price was $1.57 and ranged from a high of $2.05 to a low of $1.05 over the period.  The Company’s common stock closed at $2.00 on November 3, 2003.

•                  The Company’s common stock increased 70.9%, while the Comparable Companies index rose 45.2% and the Russell 3000 Index rose 20.4%.

Seibels Closing Price & Trading Volume History

November 01, 2002 - November 03, 2003

Volume
Price
70,000
60,000
50,000
40,000
30,000
20,000
10,000
0
$2.50
$2.00
$1.50
$1.00
$0.50
$0
Tender Offer @ $2.50 per share announced 4/13/03
Tender Offer completed 7/31/03
11/1/02
12/1/02
1/1/03
2/1/03
3/1/03
4/1/03
5/1/03
6/1/03
7/1/03
8/1/03
9/1/03
10/1/03
11/1/03
Volume
Close

Start	End	High	Average	Median	Low	Avg. Volume	Median Volume
1-Nov-02 $ 1.1700	3-Nov-03 $ 2.0000	17-Oct-03 $ 2.0500	$ 1.5693	$ 1.5000	13-Dec-02 $ 1.0500	4,679	1,200

Sources of information: Commodity Systems, Inc.

Seibels vs Comparable Company Index (1) and Russell 3000 Index

November 01, 2002 - November 03, 2003

Index
200
180
160
140
120
100
80
60
40
20
0
11/1/02
1/1/03
3/1/03
5/1/03
7/1/03
9/1/03
11/1/03
Seibels
Comparables
Russell 3000

% Change	Seibels	Comparables	Russell 3000
First Half of Period	20.5%	22.4%	-2.1%
Second Half of Period	41.8%	18.6%	23.0%
Full Period	70.9%	45.2%	20.4%

(1) Reflects the market cap weighted prices of the comparable companies utilized in the Comparable Company Analysis.

Sources of information: Commodity Systems, Inc.

Seibels Closing Price Ranges as Percentage of Total Trading Days

November 01, 2002 - November 03, 2003

25%
20%
15%
10%
5%
0%
$0.000 - $1.200
$1.201 - $1.350
$1.351 - $1.500
$1.501 - $1.650
$1.651 - $1.800
$1.801 - $1.950
$1.951 - $2.100
$2.101 - $2.250
$2.251 +

Price Range	$0.000 - $1.200	$1.201 - $1.350	$1.351 - $1.500	$1.501 - $1.650	$1.651 - $1.800	$1.801 - $1.950	$1.951 - $2.100	$2.101 - $2.250	$2.251 +
Days in Range	27	51	50	23	35	48	19	0	0
Percentage	10.7%	20.2%	19.8%	9.1%	13.8%	19.0%	7.5%	0.0%	0.0%

Sources of information: Commodity Systems, Inc.

Seibels Trading Volume per Price Range as Percentage of Total Volume
November 01, 2002 - November 03, 2003
30%
25%
20%
15%
10%
5%
0%
$0.000 - $1.200
$1.201 - $1.350
$1.351 - $1.500
$1.501 - $1.650
$1.651 - $1.800
$1.801 - $1.950
$1.951 - $2.100
$2.101 - $2.250
$2.251 +

Price Range	$0.000 - $1.200	$1.201 - $1.350	$1.351 - $1.500	$1.501 - $1.650	$1.651 - $1.800	$1.801 - $1.950	$1.951 - $2.100	$2.101 - $2.250	$2.251 +
Volume	64,800	339,400	195,900	160,500	173,400	172,000	77,700	0	0
Percentage	5.5%	28.7%	16.5%	13.6%	14.6%	14.5%	6.6%	0.0%	0.0%

Sources of information: Commodity Systems, Inc.

Seibels Trading Volume Ranges as a Percentage of Total Volume

November 01, 2002 - November 03, 2003

30%
25%
20%
15%
10%
5%
0%
No volume
>0<0,500
>0,501<2,000
>2,001<3,500
>3,501<5,000
>5,001<15,000
>15,001<20,000
>20,001

	No volume	>0<0,500	>0,501<2,000	>2,001<3,500	>3,501<5,000	>5,001<15,000	>15,001<20,000	>20,001
Days in Range	69	31	47	23	21	42	8	12
Percentage	27.3%	12.3%	18.6%	9.1%	8.3%	16.6%	3.2%	4.7%

Sources of information: Commodity Systems, Inc.

VALUATION ANALYSIS

METHODOLOGIES

•                  Based upon a review of the Company’s historical financial data, projections, and certain other qualitative data, Capitalink utilized several valuation methodologies to determine a range of values for the Company.

•                  Capitalink did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support its valuation range and its opinion as to the fairness of the Transaction, from a financial point of view, to the Company’s shareholders.

•                  Capitalink did not place any particular reliance or weight on any individual analysis, but instead concluded that the analyses, taken as a whole, supported its determination.  Accordingly, the analyses must be considered as a whole and selecting portions of analyses or the factors considered, without considering all analyses and factors collectively, could create an incomplete and incorrect view of the process underlying the analyses in connection the valuation range and with the preparation of the opinion.

•                  The financial reviews and analyses include information presented in tabular format.  In order to fully understand Capitalink’s financial review and analyses, the tables must be read together with the text of the presentation.  The tables alone are not a complete description of the financial review and analyses and considering the tables alone could create a misleading or incomplete view of Capitalink’s financial review and analyses.

•                  The methodologies utilized by Capitalink included:

•                  A review of the historical and projected financial information of the Company as prepared by management.

•                  A review and comparison of the trading of, and the trading market for, the common stock of the Company, the Comparable Companies and a general market index over the last twelve months.

•                  A review of a discounted cash flow analysis of the Company, with sensitivity analyses based on a range of assumptions.

•                  A review and comparison of trading multiples for deemed comparable publicly-traded companies for the Company.

•                  A review and comparison of transaction multiples for deemed comparable transactions for the Company.

•                  A review and comparison of the premiums paid in recent going private transactions involving a reverse stock split.

•                  A review of the premiums implied by the Fractional Share Consideration.

•                  Capitalink noted that Instruction 2 to Item 1014 of SEC Regulation MA refers to certain factors that are important in determining the fairness of a transaction.  It should be noted that this presentation does not present a liquidation analysis.  Based upon discussions with management, and the regulatory nature of the Company’s operations, Capitalink determined that a liquidation analysis would not derive an indicated value in excess of book value and therefore such analysis was not warranted.

SUMMARY

Illustrative Indicated Reference Range Summary

Methodology (1)
November 3, 2003 Closing
Price - $2.00
Discounted Cash Flow Analysis
$2.69
$3.55
Comparable Company Analysis
$1.91
$2.63
Comparable Transactions Analysis
$1.94
$2.95
Reverse Stock Split Premiums Analysis
$2.80
$3.11
Net Book Value per Common Share
$2.95
Net Tangible Book Value per Common Share
$2.47
One Year Stock Trading Range
$1.05
$2.05
$0.50
$1.00
$1.50
$2.00
$2.50
$3.00
$3.50
$4.00
Price per Share

Indicated Reference Range Summary

($ in thousands, except per share)

Methodology (1)	Statistic	Selected Multiple Range			Indicated TIC Value			Indicated Equity Value			Indicated Share Price

Discounted Cash Flow Analysis
Revenue Terminal Multiple					$29,369	-	$34,951	$21,369	-	$26,951	$2.68	-	$3.38
EBITDA Terminal Multiple					$29,858	-	$35,363	$21,858	-	$27,363	$2.74	-	$3.43
Perpetual Growth Terminal Value					$29,206	-	$38,656	$21,206	-	$30,656	$2.66	-	$3.84
Indicated Reference Range											$2.69	-	$3.55

Comparable Company Analysis
Market Value as a Multiple of:
Net Tangible Equity 9/30/03	$19,272	1.0x	-	1.2x				$19,272	-	$22,498	$2.41	-	$2.82
Total Invested Capital as Multiple of:
LTM Revenue 9/30/03	$29,387	0.72x	-	0.89x	$21,049	-	$26,050	$13,049	-	$18,050	$1.64	-	$2.26
Average Revenue (FY2001-LTM 2003)	$46,606	0.72x	-	0.89x	$33,383	-	$41,313	$25,383	-	$33,313	$3.18	-	$4.17
Average EBITDA (FY2001-LTM 2003)	$2,326	8.0x	-	11.0x	$18,608	-	$25,656	$10,608	-	$17,656	$1.33	-	$2.21
Average EBIT (FY2001-LTM 2003)	$1,757	9.0x	-	12.1x	$15,813	-	$21,337	$7,813	-	$13,337	$0.98	-	$1.67
Indicated Reference Range											$1.91	-	$2.63

Comparable Transactions Analysis
Market Value as a Multiple of:
Net Common Equity 9/30/03	$23,085	0.8x	-	1.2x				$18,468	-	$27,702	$2.31	-	$3.47
Total Invested Capital as Multiple of:
LTM Revenue 9/30/03	$29,387	0.65x	-	0.94x	$19,216	-	$27,708	$11,216	-	$19,708	$1.41	-	$2.47
Average Revenue (FY2001-LTM 2003)	$46,606	0.65x	-	0.94x	$30,475	-	$43,944	$22,475	-	$35,944	$2.82	-	$4.50
Average EBITDA (FY2001-LTM 2003)	$2,326	7.6x	-	8.1x	$17,629	-	$18,783	$9,629	-	$10,783	$1.21	-	$1.35
Indicated Reference Range											$1.94	-	$2.95

Reverse Stock Split Premiums Analysis
Prior One Day	$2.00	44.8%	-	68.6%							$2.90	-	$3.37
Prior Five Day	$1.85	44.3%	-	65.4%							$2.67	-	$3.06
Prior 30 Day	$2.00	42.2%	-	45.2%							$2.84	-	$2.90
Indicated Reference Range											$2.80	-	$3.11

Net Book Value Review (as of September 30, 2003)
Net Book Value per Common Share	$2.95
Net Tangible Book Value per Common Share	$2.47

(1) Please reference the appropriate Analysis for further discussion and sources of information.

DISCOUNTED CASH FLOW ANALYSIS

•                  The discounted cash flow analysis estimates value based upon a company’s projected future free cash flow discounted at a rate reflecting risks inherent in its business and capital structure.  Unlevered free cash flow represents the amount of cash generated and available for principal, interest and dividend payments after providing for ongoing business operations.

•                  While the discounted cash flow analysis is the most scientific of the methodologies, it is dependent on projections and is further dependent on numerous industry-specific and macroeconomic factors.

•                  Capitalink utilized the forecasts provided by Company management, which show a gradual increase in revenue between 2004 and 2008 from $42.6 million to $61.7 million.  For the forecast period, the Company projects an increase in EBITDA from approximately $255,000 for FY2004, to approximately $5.9 million for FY2008.

•                  The projected change in working capital was also estimated based on the projected cash inflows and outflows of the Company’s risk bearing and non-risk bearing operations.

•                  In order to arrive at a present value, Capitalink utilized discount rates ranging from 14.5% to 16.5%.  This was based on an estimated weighted average cost of capital (“WACC”) of 15.7% (based on the Company’s 4.9% cost of preferred stock and 19.5% estimated cost of equity).

•                  Capitalink presented a range of terminal values at the end of the forecast period by applying a range of multiples to each of the operations FY2008 projected revenue and EBITDA.

•                  In addition, Capitalink presented a perpetual growth scenario whereby ranges of growth rates were applied to the operation’s FY2008 free cash flows in order to determine a terminal value, rather than multiples.

•                  In each of the scenarios noted above, a range of total invested capital (“TIC”) values was derived for the Company’s business.

•                  The results of the discounted cash flow analysis under the three terminal value scenarios were as follows:

•                  Utilizing the revenue terminal scenario (range of 0.65 times to 0.75 times), Capitalink calculated a range of indicated TIC values from $29.4 million to $35.0 million.

•                  Utilizing the EBITDA terminal scenario (range of 7.0 times to 8.0 times), Capitalink calculated a range of indicated TIC values from $29.9 million to $35.4 million.

•                  Utilizing a perpetual growth scenario (growth rates of 5.0% to 6.0%), Capitalink calculated a range of indicated TIC values from $29.2 million to $38.7 million.

•                  The total enterprise values above were then reduced by the Company’s preferred stock of $8.0 million to arrive at an equity value range.

•                  Taking into account the TIC value ranges in all three terminal value scenarios, the Company’s preferred stock of $8.0 million, and common stock equivalents of 7.98 million, including in-the-money (“ITM”) options, Capitalink determined a range of indicated common stock shares prices of between $2.69 and $3.55.

DCF Analysis - Indicated Reference Range

($ in thousands, except per share)

	Selected Multiple Range			Indicated TIC Value			Indicated Equity Value (1)		Indicated Share Price (2)

LTM Revenue Terminal Multiple	0.65x	-	0.75x	$29,369	-	$34,951	$21,369	$26,951	$2.68	-	$3.38

LTM EBITDA Terminal Multiple	7.0x	-	8.0x	$29,858	-	$35,363	$21,858	$27,363	$2.74	-	$3.43

Perpetual Growth Method	5.0%	-	6.0%	$29,206	-	$38,656	$21,206	$30,656	$2.66	-	$3.84

Indicated Reference Range									$2.69	-	$3.55

(1) Adjusted for $8,000 total debt as of September 30, 2003.

(2) Based upon and assumes 7,981 shares and in the money options/warrants outstanding.

DCF Analysis - Estimated Ranges

($ in thousands, except per share)

Revenue Terminal Value Analysis

Discount Rate	Estimated Range of Enterprise Values					Estimated Range of Equity Values					Estimated Range of Equity Values Per Share
	0.650x	0.675x	0.700x	0.725x	0.750x	0.650x	0.675x	0.700x	0.725x	0.750x	0.650x	0.675x	0.700x	0.725x	0.750x

14.5%	$32,086	$32,802	$33,518	$34,235	$34,951	$24,086	$24,802	$25,518	$26,235	$26,951	$3.02	$3.11	$3.20	$3.29	$3.38
15.0%	$31,380	$32,079	$32,777	$33,476	$34,175	$23,380	$24,079	$24,777	$25,476	$26,175	$2.93	$3.02	$3.10	$3.19	$3.28
15.5%	$30,692	$31,374	$32,056	$32,737	$33,419	$22,692	$23,374	$24,056	$24,737	$25,419	$2.84	$2.93	$3.01	$3.10	$3.18
16.0%	$30,022	$30,687	$31,352	$32,018	$32,683	$22,022	$22,687	$23,352	$24,018	$24,683	$2.76	$2.84	$2.93	$3.01	$3.09
16.5%	$29,369	$30,018	$30,667	$31,317	$31,966	$21,369	$22,018	$22,667	$23,317	$23,966	$2.68	$2.76	$2.84	$2.92	$3.00

		Average	$32,074				Average	$24,074				Average	$3.02

EBITDA Terminal Value Analysis

Discount Rate	Estimated Range of Enterprise Values					Estimated Range of Equity Values					Estimated Range of Equity Values Per Share
	7.00x	7.25x	7.50x	7.75x	8.00x	7.00x	7.25x	7.50x	7.75x	8.00x	7.00x	7.25x	7.50x	7.75x	8.00x

14.5%	$32,625	$33,310	$33,994	$34,678	$35,363	$24,625	$25,310	$25,994	$26,678	$27,363	$3.09	$3.17	$3.26	$3.34	$3.43
15.0%	$31,906	$32,574	$33,241	$33,909	$34,577	$23,906	$24,574	$25,241	$25,909	$26,577	$3.00	$3.08	$3.16	$3.25	$3.33
15.5%	$31,205	$31,857	$32,508	$33,160	$33,811	$23,205	$23,857	$24,508	$25,160	$25,811	$2.91	$2.99	$3.07	$3.15	$3.23
16.0%	$30,523	$31,159	$31,794	$32,430	$33,066	$22,523	$23,159	$23,794	$24,430	$25,066	$2.82	$2.90	$2.98	$3.06	$3.14
16.5%	$29,858	$30,478	$31,099	$31,719	$32,339	$21,858	$22,478	$23,099	$23,719	$24,339	$2.74	$2.82	$2.89	$2.97	$3.05

		Average	$32,527				Average	$24,527				Average	$3.07

Perpetual Growth Terminal Value Analysis

Discount Rate	Estimated Range of Enterprise Values				Estimated Range of Equity Values					Estimated Range of Equity Values Per Share
	5.00%	5.25%	5.50%	5.75%	6.00%	5.00%	5.25%	5.50%	5.75%	6.00%	5.00%	5.25%	5.50%	5.75%	6.00%

14.5%	$35,788	$36,447	$37,143	$37,878	$38,656	$27,788	$28,447	$29,143	$29,878	$30,656	$3.48	$3.56	$3.65	$3.74	$3.84
15.0%	$33,903	$34,485	$35,097	$35,743	$36,425	$25,903	$26,485	$27,097	$27,743	$28,425	$3.25	$3.32	$3.40	$3.48	$3.56
15.5%	$32,193	$32,709	$33,252	$33,822	$34,422	$24,193	$24,709	$25,252	$25,822	$26,422	$3.03	$3.10	$3.16	$3.24	$3.31
16.0%	$30,633	$31,094	$31,577	$32,083	$32,615	$22,633	$23,094	$23,577	$24,083	$24,615	$2.84	$2.89	$2.95	$3.02	$3.08
16.5%	$29,206	$29,619	$30,050	$30,502	$30,975	$21,206	$21,619	$22,050	$22,502	$22,975	$2.66	$2.71	$2.76	$2.82	$2.88

		Average	$33,453				Average	$25,453				Average	$3.19

All Discounted amounts have been calculated utilizing a mid-year convention.

Sources of information: Company financials, projections and management.

DCF Analysis - Free Cash Flow Projections

($ in thousands)

	Historical		Projected
	FYE Dec-02	LTM Sep-03	FYE Dec 31
			2004	2005	2006	2007	2008

Free Cash Flows

Net Premiums	$15,661	$6,378	$18,279	$21,886	$24,959	$28,238	$31,661
Comm & Service Income	33,853	19,064	22,106	25,007	23,097	24,887	27,429
Investment Income	5,254	2,526	1,641	1,695	1,751	1,808	1,867
Other	1,398	1,419	557	610	665	701	751
	56,166	29,387	42,583	49,198	50,472	55,634	61,708

Losses & LAE	9,434	3,407	12,344	14,338	16,243	18,219	20,342
Other Costs	40,951	27,772	29,984	31,948	31,875	33,773	35,470
	50,385	31,179	42,328	46,286	48,118	51,992	55,812

EBITDA	5,781	(1,792)	255	2,912	2,354	3,642	5,896

Deprec. & Amort.	488	723	316	233	203	111	100

EBIT	5,293	(2,515)	(61)	2,679	2,151	3,531	5,796

Income Taxes	—	—	—	—	—	—	—

Unlevered After-tax Income	5,293	(2,515)	(61)	2,679	2,151	3,531	5,796

Add: Deprec. & Amort.	488	723	316	233	203	111	100
Add: Change in Net WC	—	(2,511)	(5,539)	1,721	3,853	4,402	4,879
Less: Capital Expenditures	655	253	100	100	100	100	100

Unlevered Free Cash Flows	$5,126	$(4,556)	$(5,384)	$4,533	$6,107	$7,944	$10,675

Losses & LAE % Net Prem	60.2%	53.4%	67.5%	65.5%	65.1%	64.5%	64.2%

	Historical LTM Sep-03	Projected
		FYE Dec 31
		2004	2005	2006	2007	2008

Growth Analysis

Net Premiums	na	186.6%	19.7%	14.0%	13.1%	12.1%
Comm & Service Income	na	16.0%	13.1%	-7.6%	7.7%	10.2%
Investment Income	na	-35.0%	3.3%	3.3%	3.3%	3.3%
Other	na	-60.7%	9.5%	9.0%	5.4%	7.1%
	na	44.9%	15.5%	2.6%	10.2%	10.9%

Losses & LAE	na	262.3%	16.2%	13.3%	12.2%	11.7%
Other Costs	na	8.0%	6.6%	-0.2%	6.0%	5.0%
	na	35.8%	9.4%	4.0%	8.1%	7.3%

EBITDA	na	na	1042.0%	-19.2%	54.7%	61.9%

Deprec. & Amort.	na	-56.3%	-26.3%	-12.9%	-45.3%	-9.9%

EBIT	na	na	na	-19.7%	64.2%	64.1%

Income Taxes	na	na	na	na	na	na

Unlevered After-tax Income	na	na	na	-19.7%	64.2%	64.1%

Add: Deprec. & Amort.	na	-56.3%	-26.3%	-12.9%	-45.3%	-9.9%
Add: Change in Net WC	na	na	na	123.9%	14.2%	10.8%
Less: Capital Expenditures	na	-60.5%	0.0%	0.0%	0.0%	0.0%

Unlevered Free Cash Flows	na	na	na	34.7%	30.1%	34.4%

Profitability Analysis

EBITDA	10.3%	0.6%	5.9%	4.7%	6.5%	9.6%
EBIT	9.4%	-0.1%	5.4%	4.3%	6.3%	9.4%
Unlevered After-tax Income	9.4%	-0.1%	5.4%	4.3%	6.3%	9.4%

Sources of information: Company financials, projections and management.

DCF Analysis - Working Capital and Income Tax

($ in thousands)

	Historical		Projected
	FYE Dec-02	LTM Sep-03	FYE Dec 31
			2004	2005	2006	2007	2008

Net Working Capital

Total Receivables	41,567	39,560
Other Assets	36,962	12,902
Loss Adjustment Expenses	53,710	51,187
Unearned Premiums	36,358	15,762
Other Liabilities	12,382	6,923
Non-Cash Net WC	$(23,921)	$(21,410)

Working Capital % Sales	-42.6%	-72.9%

Change in Working Capital		$(2,511)

Projected Net Operating Cash Flow			$(5,284)	$4,633	$6,207	$8,044	$10,775
Less EBITDA			255	2,912	2,354	3,642	5,896
Change in Working Capital			$(5,539)	$1,721	$3,853	$4,402	$4,879

	Historical		Projected
	FYE Dec-02	LTM Sep-03	FYE Dec 31
			2004	2005	2006	2007	2008

Income Tax Expense and Assumptions

Statutory Tax Rate	34.0%	34.0%	34.0%	34.0%	34.0%	34.0%	34.0%
Effective Tax Rate	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%

EBT	$5,293	$(2,515)	$(61)	$2,679	$2,151	$3,531	$5,796

Current Period Tax	$1,800	$(855)	$(21)	$911	$731	$1,201	$1,971
NOL Usage	(1,800)	855	21	(911)	(731)	(1,201)	(1,971)

Income Tax Expense	$—	$—	$—	$—	$—	$—	$—

NOL Balance
Pre-1998		$2,205	$2,205	$2,205	$2,205	$2,205	$2,205
Post 1998		6,428	6,489	6,015	6,015	4,689	1,098
Useable NOL Balance		$8,633	$8,694	$8,220	$8,220	$6,894	$3,303

Sources of information: Company financials, projections and management.

DCF Analysis - Cost of Capital, Net Debt & Stock Equivalents

($ in thousands, except per share)

Cost of Equity

Riskless (1)
20 year treasury coupon (Rf)	5.2%
Risk (2)
Equity risk premium (EP)	7.0%
Industry risk premium (IP)	-3.9%
Size Premium (SP)	9.2%
Company Specific	2.0%
Litigation
Replacement & new revenue sources
Regulatory oversight
19.5%

Cost of Debt

Type of Debt	Nominal Rate	Amount	% of Debt	Weighted Cost of Debt

Preferred Stock	4.90%	$8,000	100.0%	4.9%

Replacement & new revenue sources		$8,000	100.0%	4.9%

Weighted Average Cost of Capital

	Shares Outs. (in thousands)	Stock Price 03-Nov-03	Market Value	% of Total Capital	Industry Avg. % of Total Capital (3)	Nominal Rate	Effective Tax Rate	Cost of Capital	Weighted Cost of Capital

Debt			$8,000	33.9%	23.6%	4.9%	34.0%	3.2%	0.8%
Equity	7,816	$2.0000	15,632	66.1%	76.4%	19.5%		19.5%	14.9%
			$23,632	100.0%	100.0%				15.7%

Net Debt

as of 30-Sep-03
Debt & Other Obligations
Interest Bearing Debt	$8,000
Minority Interests	—
Preferred Stock	—
Total Debt	$8,000

Common Stock Equivalents

as of 30-Sep-03
Common Stock Equivalents (in thousands)
Common Stock Outstanding	7,816
ITM Options (Treasury Stock Method)	165
Total Common Stock Equivalents	7,981

(1) As reported by the Federal Reserve Board on a weekly-average basis for the week ended October 31, 2003.

(2) Sourced from the Ibbotson SBBI Valuation Edition 2003 Yearbook.  Industry risk premium based on SIC 633  (Fire, Marine and Casualty Insurance).

(3) Sourced from Ibbotson 2002 Cost of Capital Yearbook, based on average small composite debt to total capital ratio for SIC 6331.

Sources of information: Company financials, projections & management, Ibbotson 2003 SBBI and Federal Reserve Board.

SELECTED COMPARABLE COMPANY ANALYSIS

•                  The selected comparable company analysis compares the trading multiples of the Company with those of other publicly traded companies that are similar with respect to business and revenue model, operating sector, size and target customer base.

•                  Capitalink located six companies that it deemed comparable to the Company with respect to their industry sector and operating model (the “Comparable Companies”).  All of the Comparable Companies are small regional based insurance companies that write property and casualty insurance and are classified under the SIC code 6331 (fire, marine, and casualty insurance), which includes insurance related to automobiles, burglary and theft, property damage, fire, marine, and workers compensation.

•                  Financial information as of and for the September 30, 2003 interim period has not yet been released into the public domain, and therefore Capitalink utilized June 30, 2003 information comparable company review.  However, Capitalink utilized the September 30, 2003 financial information when implying indicated values based upon multiples derived from the Comparable Companies.

•                  A significant portion of Seibels’ revenues is derived from commission and fees from its INS adjusting services, automobile and flood insurance businesses rather than from net premiums earned.  For the LTM ended June 30, 2003, net premium revenue was 35.6% of total revenue.  The Comparable Companies had an average net premium percentage of 76.1% for the same period.

•                  Based on size (in terms of TIC value and revenues), Seibels is in the lower range of the Comparable Companies.  As of November 3, 2003, the total invested capital for the Comparable Companies ranged from approximately $25.6 million to approximately $817.1 million and revenue ranged from approximately $45.9 million to approximately $259.3 million.  In comparison, Seibels had TIC and revenue for the LTM period June 30, 2003 of approximately $23.6 million and $45.7 million, respectively.

•                  Multiples utilizing market value, and TIC value were used in the analyses.  The differences between the two are as follows:

•                  Market value equals price per share times number of shares outstanding,

•                  TIC equals market value plus interest bearing debt, preferred stock and minority interest.

•                  Market values were used to calculate multiples of EPS, common equity, and net tangible common equity, while TIC values were used to calculate multiples of LTM revenue, LTM EBIT, LTM EBITDA, and total assets.

•                  For comparison purposes, all operating profits including EBITDA were normalized to exclude unusual and extraordinary expenses and income.

•                  The Comparable Company analysis generated a wide range of multiples:

•                  The median market value to net tangible common equity multiple was 1.2 times for the Comparable Companies and 0.8 times for the Company.

•                  The mean and median TIC value to LTM revenue was 1.21 and 0.89 times, respectively, for the Comparable Companies.  As of November 3, 2003, the same multiple for the Company was 0.52 times.

•                  The mean and median TIC value to LTM EBITDA was 11.0 and 11.4 times, respectively, for the Comparable Companies.  As of November 3, 2003, the same multiple for the Company was 10.2 times.

•                  The mean and median TIC value to LTM EBIT was 12.1 and 12.9 times, respectively, for the Comparable Companies.  As of November 3, 2003, the same multiple for the Company was 13.0 times.

•                  Capitalink noted that the EBITDA margin for the Company was at the low end of the Comparable Companies (5.1% compared with a range of 4.7% to 28.4%).  In addition, the average change in revenues for the latest financial year for the Comparable Companies was an increase of 14.4%, compared with a fall of 5.2% for the Company.  For the nine months ended September 30, 2003, total revenues for the Company fell approximately 49.0% compared to the same period last year with a negative EBITDA of approximately $1.8 million.  This information has not been released into the public domain as of November 3, 2003 and is therefore not reflected in the Company’s share price.

•                  Capitalink also noted that the net investment yield for the Company was just above the average of the Comparable Companies at 5.8%.  In addition, the total loss ratio for the LTM period 62.3% for the Company (slightly below the average of the Comparable Companies of 70.8%).

•                  Capitalink expects Seibels’ valuation multiples to be below the Comparable Companies’ due to the smaller size of the Company, significant decline in revenues, risks with respect to the Company’s ability to write policies in the future, ability to obtain additional profitable contracts for INS, and legal risks with respect to HDC.  In addition, many of the Comparable Companies have favorable AM Best ratings.  Only one of the Company’s subsidiaries has an AM Best rating (UIC has a rating of C+), which continues to affect their respective abilities to grow business.

•                  Capitalink selected an appropriate multiple range for the Company by examining the range provided by the Comparable Companies and taking into account the Company specific factors as previously discussed.  Capitalink then applied this multiple range to Seibels’ net tangible equity (as of September 30, 2003), LTM revenue (as of September 30, 2003), average revenue (FY2001-LTM 2003), average EBITDA (FY2001-LTM 2003) and average EBIT (FY2001-LTM 2003) as follows:

•                  Between 1.0 times and 1.2 times net tangible equity.

•                  Between 0.72 times and 0.89 times LTM revenue.

•                  Between 0.72 times and 0.89 times average revenue (FY2001 – LTM 2003)

•                  Between 8.0 times and 11.0 times average EBITDA (FY2001 – LTM 2003)

•                  Between 9.0 times and 12.1 times average EBIT (FY2001 – LTM 2003).

•                  Average EBITDA and EBIT were used in this analysis because the Company’s EBITDA and EBIT were negative for the LTM September 30, 2003.  Capitalink also believes that given the recent volatility in the Company’s earnings, the average for the prior 3 years would be a more appropriate normalized number in which to apply multiples.

•                  Based on the selected multiple ranges, Capitalink calculated a range of TIC values between $22.2 million and $28.6 million for the Company.  After deducting preferred stock of $8.0 million, dividing by approximately 7.98 million shares outstanding (including ITM options), Capitalink calculated a range of indicated common stock share prices of between $1.91 and $2.63.

•                  An analysis of publicly traded comparable companies is not mathematical; rather it involves complex consideration and judgments concerning differences in financial and operating characteristics of the Comparable Companies and other factors that could affect the public trading of the Comparable Companies.

Comparable Company Analysis - Indicated Reference Range

($ in thousands, except per share)

		Selected Multiple Range
	Statistic	Low	-	High	Indicated TIC Value			Indicated Equity Value (1)			Indicated Share Price (2)

Market Value Multiple
Net Tangible Equity 9/30/03	$19,272	1.0x	-	1.2x				$19,272	-	$22,498	$2.41	-	$2.82

Total Invested Capital (TIC) Multiple
LTM Revenue 9/30/03	$29,387	0.72x	-	0.89x	$21,049	-	$26,050	$13,049	-	$18,050	$1.64	-	$2.26
Average Revenue (FY2001-LTM 2003)	$46,606	0.72x	-	0.89x	$33,383	-	$41,313	$25,383	-	$33,313	$3.18	-	$4.17
Average EBITDA (FY2001-LTM 2003)	$2,326	8.0x	-	11.0x	$18,608	-	$25,656	$10,608	-	$17,656	$1.33	-	$2.21
Average EBIT (FY2001-LTM 2003)	$1,757	9.0x	-	12.1x	$15,813	-	$21,337	$7,813	-	$13,337	$0.98	-	$1.67

Indicated Reference Range					$22,213	-	$28,589	$15,225	-	$20,971	$1.91	-	$2.63

(1) Adjusted for $8,000 debt as of September 30, 2003.

(2) Based upon and assumes 7,981 common shares, including in the money options/warrants outstanding using the treasury stock method.

Comparable Company Analysis - Valuation Multiples

($ in thousands, except per share data)

Company	Ticker	Stock Price 3-Nov-03	% Below/Above 52-week High-Low	Market Value MV	Total Invested Capital TIC (1)
						MV as a Multiple of						TIC as a Multiple of
						LTM EPS		Common Equity		Net Tang Com Eq		LTM Revenue		LTM				Total Assets
														EBIT		EBITDA

Direct General Corp	DRCT	$29.900	0.9% - 29.9%	$638,395	$817,134	1.1	x	8.1	x	8.9	x	3.15	x	11.9	x	11.1	x	1.2	x

Merchants Group Inc	MGP	22.620	6.5% - 15.7%	47,728	59,420	13.9		0.7		0.7		0.72		13.8		13.7		0.2

21st Century Holding	TCHC	18.030	15.0% - 153.6%	56,254	60,926	6.7		2.2		2.3		1.10		4.8		4.6		0.6

National Security Group	NSEC	18.250	0.0% - 52.2%	45,078	48,301	17.5		1.0		1.0		1.05		11.7		11.5		0.4

Unico American Corp	UNAM	4.661	10.5% - 102.7%	25,589	25,589	23.3		0.7		0.7		0.54		14.1		11.4		0.2

Hallmark Financial Services	HAF	0.800	30.4% - 166.7%	29,054	36,914	16.0		1.1		1.3		0.72		16.6		13.9		0.4

			High	$638,395	$817,134	23.3	x	8.1	x	8.9	x	3.15	x	16.6	x	13.9	x	1.2	x
			Mean	140,350	174,714	13.1		2.3		2.5		1.21		12.1		11.0		0.5
			Median	46,403	53,860	14.9		1.0		1.2		0.89		12.9		11.4		0.4
			Low	25,589	25,589	1.1		0.7		0.7		0.54		4.8		4.6		0.2

Seibels Bruce Group	SBIG	$2.000	7.0% - 98.0%	$15,632	$23,632	13.3	x	0.6	x	0.8	x	0.52	x	13.0	x	10.2	x	0.2	x

(1) Total Invested Capital equals Market Value plus total debt, preferred stock, and minority interests.

Sources of information: SEC Edgar filings, Multex, Capital IQ, Yahoo and Commodity Systems.

Comparable Company Analysis - Margin and Other Analyses

($ in thousands)

	LTM (1)										as of Latest Available Filing
Company	Revenue	as Percentage of Revenue					Return on		Net Invest. Yield	Loss Ratio	Net Premiums Written to Surplus		Total Debt to Total Capitalization	Total Debt to EBITDA		Latest FY Revenue Growth
		Net Premiums	Operating Margin	EBITDA	EBIT	Net Income	Average Assets	Average Common Eq

Direct General Corp	$259,290	69.5%	26.4%	28.4%	26.4%	15.4%	6.3%	58.0%	3.5%	71.3%	2.6	x	69.4%	2.4	x	37.8%

Merchants Group Inc	82,488	85.8%	5.2%	5.3%	5.2%	4.2%	1.2%	5.0%	5.3%	76.8%	1.0		14.3%	2.7		-11.4%

21st Century Holding	55,468	76.2%	23.0%	23.7%	23.0%	14.8%	9.4%	37.2%	7.3%	61.2%	1.9		15.2%	0.4		14.4%

National Security Group	45,890	85.6%	8.8%	9.1%	9.0%	5.6%	2.4%	5.9%	4.8%	80.6%	0.9		6.7%	0.8		19.2%

Unico American Corp	47,757	71.6%	3.8%	4.7%	3.8%	2.4%	0.8%	2.9%	5.8%	64.5%	0.9		0.0%	—		9.3%

Hallmark Financial Services	51,536	68.0%	4.3%	5.2%	4.3%	1.0%	0.6%	2.9%	3.8%	70.6%	1.9		22.2%	3.0		17.2%

High	$259,290	85.8%	26.4%	28.4%	26.4%	15.4%	9.4%	58.0%	7.3%	80.6%	2.6	x	69.4%	3.0	x	37.8%
Mean	90,405	76.1%	11.9%	12.7%	12.0%	7.2%	3.4%	18.6%	5.1%	70.8%	1.5		21.3%	1.5		14.4%
Median	53,502	73.9%	7.0%	7.2%	7.1%	4.9%	1.8%	5.4%	5.1%	70.9%	1.5		14.7%	1.6		15.8%
Low	45,890	68.0%	3.8%	4.7%	3.8%	1.0%	0.6%	2.9%	3.5%	61.2%	0.9		0.0%	—		-11.4%

Seibels Bruce Group	$45,656	35.6%	4.0%	5.1%	4.0%	2.7%	1.0%	5.1%	5.8%	62.3%	0.7	x	24.1%	3.5	x	-5.2%

(1) May exclude special items, such as extraordinary and non-recurring expenses.  See individual company overviews for details of exclusions, if any.

Sources of information: SEC Edgar filings, Multex, Capital IQ, Yahoo and Commodity Systems.

Comparable Company Analysis - Income Statement Overview

($ in thousands, except per share data)

Company	Revenue		EBITDA (1)		EBIT (1)		Net Income (1)		EPS (1)		Latest Available 10-Q	Latest Available 10-K
	LTM	Latest 10-K	LTM	Latest 10-K	LTM	Latest 10-K	LTM	Latest 10-K	LTM	Latest 10-K

Direct General Corp	$259,290	$213,138	$73,693	$58,100	$68,437	$52,715	$40,049	$30,476	$28.44	$27.57	30-Jun-03	31-Dec-02

Merchants Group Inc	82,488	95,111	4,340	4,290	4,317	4,267	3,431	2,538	1.63	1.19	30-Jun-03	31-Dec-02

21st Century Holding	55,468	40,580	13,119	8,592	12,774	8,215	8,213	4,570	2.69	1.52	30-Sep-03	31-Dec-02

National Security Group	45,890	39,085	4,192	1,771	4,115	1,576	2,562	908	1.04	0.37	30-Jun-03	31-Dec-02

Unico American Corp	47,757	46,028	2,252	(4,352)	1,818	(4,814)	1,127	(3,225)	0.20	(0.59)	30-Jun-03	31-Dec-02

Hallmark Financial Services	51,536	25,797	2,661	1,214	2,227	1,019	524	23	0.05	—	30-Jun-03	31-Dec-02

High	$259,290	$213,138	$73,693	$58,100	$68,437	$52,715	$40,049	$30,476	$28.44	$27.57
Mean	90,405	76,623	16,710	11,603	15,615	10,496	9,318	5,882	5.68	5.01
Median	53,502	43,304	4,266	3,031	4,216	2,922	2,997	1,723	1.34	0.78
Low	45,890	25,797	2,252	(4,352)	1,818	(4,814)	524	(3,225)	0.05	(0.59)

Seibels Bruce Group	$45,656	$53,755	$2,318	$3,370	$1,820	$2,882	$1,243	$2,302	$0.15	$0.29	30-Jun-03	31-Dec-02

(1) May exclude special items, such as extraordinary and non-recurring expenses.  See individual company overviews for details of exclusions, if any.

Sources of information: SEC Edgar filings, Multex, Capital IQ, Yahoo and Commodity Systems.

Comparable Company Analysis - Balance Sheet Overview

($ in thousands)

	As of Latest Available Filing											Latest Available Filing
Company	Cash & Equivalents	Investments	Premium Receivables	Total Receivables	Deferred Policy Acquisition Costs	Intangibles, net	Total Assets	Loss & Loss Adj Expenses	Total Debt	Total Common Eq	Net Tangible Common Eq

Direct General Corp	$111,372	$174,207	$203,992	$256,602	$8,853	$7,409	$708,479	$101,456	$178,739	$78,835	$71,426	30-Jun-03

Merchants Group Inc	10	218,404	17,112	37,200	8,756	—	282,804	147,254	11,692	70,357	70,357	30-Jun-03

21st Century Holding	—	52,717	8,412	25,380	829	1,739	100,068	24,041	4,672	26,094	24,355	30-Sep-03

National Security Group	743	96,388	—	1,917	6,015	—	111,011	36,520	3,223	44,816	44,816	30-Jun-03

Unico American Corp	61	112,377	8,203	26,862	6,761	—	149,442	73,722	—	39,309	39,309	30-Jun-03

Hallmark Financial Services	31,888	16,032	11,148	29,121	2,030	5,715	103,961	30,866	7,860	27,577	21,862	30-Jun-03

High	$111,372	$218,404	$203,992	$256,602	$8,853	$7,409	$708,479	$147,254	$178,739	$78,835	$71,426
Mean	24,012	111,688	41,478	62,847	5,541	2,477	242,628	68,977	34,364	47,831	45,354
Median	402	104,383	9,780	27,992	6,388	870	130,227	55,121	6,266	42,063	42,063
Low	—	16,032	—	1,917	829	—	100,068	24,041	—	26,094	21,862

Seibels Bruce Group	$4,676	$45,495	$4,323	$42,588	$1,320	$4,513	$117,336	$53,306	$8,000	$25,158	$20,645	30-Jun-03

Sources of information: SEC Edgar filings, Multex, Capital IQ, Yahoo and Commodity Systems.

Direct General Corp Overview	($ in thousands, except per share)

Company Information

Name	Direct General Corp	Address	1281 Murfreesboro Road, 5-01
Symbol	DRCT	City, State Zip	Nashville, TN 37217
Latest Fiscal YE	31-Dec-02	Telephone	(615) 399-0900
Latest Rprt Per	30-Jun-03	Website	http://www.direct-general.com/

Market Information

As of Date	3-Nov-03
Exchange	NYSE
Stock Price	$29.90
52 Week High	$30.16
52 Week Low	$23.01
Avg. Daily Volume (000’s)	70
Beta	na
Shares Outstanding (000’s)	21,351

Market Cap	$638,395
Total Invested Capital (TIC)	$817,134
Enterprise Value (EV)	$705,762

Insider Ownership	39.05%
Institutional
% Owned	0.00%
Number of Institutions	—

Valuation Analysis

	Multiple of
	Market Cap		TIC		EV
Latest Twelve Months
Revenue	2.46	x	3.15	x	2.72	x
EBIT	9.3	x	11.9	x	10.3	x
EBITDA	8.7	x	11.1	x	9.6	x
Normalized Net Income	15.9	x	20.4	x	17.6	x
Basic Normalized EPS	1.1	x	na		na
Projected
Jan-00 Mean Revenue	na		na		na
Jan-00 Mean Revenue	na		na		na
Jan-00 Mean EBITDA	na		na		na
Jan-00 Mean EBITDA	na		na		na
Jan-00 Mean EPS	na		na		na
Jan-00 Mean EPS	na		na		na
Most Recent Filing
Assets	0.9	x	1.2	x	1.0	x
Common Equity	8.1	x	na		na
Tangible Common Equity	8.9	x	na		na

Income and Cashflow Statement Data

	LTM	Six Months Ended		Fiscal Years Ended
	Jun-03	Jun-03	Jun-02	Dec-02	Dec-01
Revenue	$259,290	$144,748	$98,596	$213,138	$154,692
Less Expenses
Losses and loss adjustment expenses	128,521	74,989	47,151	100,683	93,859
Amortization deferred policy acq. Costs	62,332	34,982	32,390	59,740	53,814
Other Underwriting & Operating	—	—	—	—	—
Operating Income	68,437	34,777	19,055	52,715	7,019
Interest Income / (Expense), net	(6,297)	(3,372)	(3,235)	(6,160)	(7,646)
Other Income / (Expense), net	—	—	—	—	—
Pre-tax Income	62,140	31,405	15,820	46,555	(627)
Taxes	21,530	11,461	5,449	15,518	(1,075)
After-tax Income	40,610	19,944	10,371	31,037	448
Minority Interest	—	—	—	—	—
Equity in Affiliates	—	—	—	—	—
Normalized Net Income	40,610	19,944	10,371	31,037	448
Dividends/Other Non-Common Dist	561	281	281	561	561
Normalized Net Income to Common	$40,049	$19,663	$10,090	$30,476	$(113)

Normalized EBIT	$68,437	$34,777	$19,055	$52,715	$7,019
Depreciation & Amortization	$5,256	$2,341	$2,470	$5,385	$5,610
Normalized EBITDA	$73,693	$37,118	$21,525	$58,100	$12,629
CAPEX	$4,786	$1,698	$1,763	$4,851	$2,918
EBITDA - CAPEX	$68,907	$35,420	$19,762	$53,249	$9,711
GAAP Operating Cash Flow	$64,205	$30,256	$18,498	$52,447	$45,520

Basic Reported Weighted Avg Shares Out (000’s)		12,119	13,384	1,105	1,114
Basic Normalized EPS	$28.44	$1.62	$0.75	$27.57	$(0.10)
Basic Reported EPS	$28.44	$1.62	$0.75	$27.57	$(0.10)

Diluted Reported Weighted Avg Shares Out (000’s)		17,694	18,841	1,561	1,577
Diluted Normalized EPS	$20.09	$1.11	$0.54	$19.52	$(0.07)
Diluted Reported EPS	$20.09	$1.11	$0.54	$19.52	$(0.07)

Normalized Reconciliation

Restructuring/Goodwill Impairment	$—	$—	$—	$—	$—
Other Unusual (Expense) Gain Items	—	—	—	—	—
Tax Shelter (Charge) on Unusual Items	—	—	—	—	—
Unusual (Exp) Gain Items, net of Taxes	—	—	—	—	—
Accounting Changes, net of Taxes	—	—	—	—	—
Discontinued Operations, net of Taxes	—	—	—	—	—
Extraordinary Items, net of Taxes	—	—	—	—	—
Total Reconciling Items, net of Taxes	$—	$—	$—	$—	$—

Reported Income Tax (Benefit)	$21,530	$11,461	$5,449	$15,518	$(1,075)
Reported Net Income (Loss)	$40,049	$19,663	$10,090	$30,476	$(113)

Revenue Breakdown

Net Premiums	$180,322	$101,451	$66,104	$144,975	$98,029
Fees, Commissions & Other	70,303	38,445	31,035	62,893	49,335
Investment Income	8,665	4,852	1,457	5,270	7,328
	$259,290	$144,748	$98,596	$213,138	$154,692
Net Premiums	69.5%	70.1%	67.0%	68.0%	63.4%
Fees, Commissions & Other	27.1%	26.6%	31.5%	29.5%	31.9%
Investment Income	3.3%	3.4%	1.5%	2.5%	4.7%

Sources of information: SEC Edgar filings, Multex, Capital IQ, Yahoo and Commodity Systems.

Balance Sheet Data

	Jun-03		Dec-02		Dec-01
Cash	$111,372		$87,027		$39,458
Investments	174,207		126,321		105,791
Premium Receivables	203,992		166,935		121,931
Reinsurance Balance Receivable	52,610		50,874		49,582
Reinsurance Recoverable	—		—		—
Prepaid Reinsurance Premiums	102,498		82,648		67,777
Deferred Policy Acquisition Costs	8,853		8,165		6,020
PPE, net	12,148		12,791		13,324
Intangibles, net	7,409		7,409		7,409
Other Assets	35,390		26,950		21,753
Total Assets	$708,479		$569,120		$433,045

Losses and Loss Adjustment expense	$101,456		$86,898		$77,541
Unearned Premiums	215,318		172,971		122,112
Other Policy Liabilities	90,412		76,722		59,647
Account Payables & Accrued Expenses	12,665		13,629		9,544
Other Liabilties	31,054		22,830		16,615
Interest Bearing Debt	168,895		126,880		105,338
Capital Leases	4,159		4,310		5,556
Minority Interests	—		—		—
Pref Stock (Liq Value)	5,685		5,685		5,685
Total Liabilities & Pref Stock	629,644		509,925		402,038
Common Equity	78,835		59,195		31,007
Total Liabilities & Equity	$708,479		$569,120		$433,045

Common Shares Outstanding (000’s)	12,119		12,119		1,010
Cash Value per share	$9.19		$7.18		$39.07
Common Book Value per share	$6.51		$4.88		$30.70
Common Tangible Book Value per share	$5.89		$4.27		$23.36
Total Debt	$178,739		$136,875		$116,579
Net Debt	$67,367		$49,848		$77,121
Total Capitalization	$257,574		$196,070		$147,586

Balance Sheet Analysis

Effectiveness and Efficiency
Premium Receivable Turnover	1.0	x	1.0	x	0.8	x
Asset Turnover	0.4	x	0.4	x	0.4	x
Days Sales Outstanding	375.4		363.6		454.0
Normalized Return on Avg Assets	6.3%		6.1%		na
Normalized Return on Avg Common Equity	58.0%		67.6%		na
Net Investment Yield	3.5%		2.9%		na
Financial Strength
Net Premiums Written to Surplus	2.6	x	3.2	x	na
Total Debt/Total Capitalization	69.4%		69.8%		79.0%
Total Debt/TIC	21.9%		16.8%		14.3%
Total Debt/EBITDA	2.4	x	2.4	x	9.2	x
Total Debt/EBITDA-CAPEX	2.6	x	2.6	x	12.0	x
EBITDA/Interest Expense	11.7	x	9.4	x	1.7	x
EBITDA-CAPEX/Interest Expense	10.9	x	8.6	x	1.3	x

Income and Cashflow Analysis

	LTM	Six Months Ended		Fiscal Years Ended
	Jun-03	Jun-03	Jun-02	Dec-02	Dec-01
Profitability & Cost Ratios (as % of Revenue)
S,G & A	24.0%	24.2%	32.9%	28.0%	34.8%
Operating Income	26.4%	24.0%	19.3%	24.7%	4.5%
Pre-Tax	24.0%	21.7%	16.0%	21.8%	-0.4%
EBIT	26.4%	24.0%	19.3%	24.7%	4.5%
EBITDA	28.4%	25.6%	21.8%	27.3%	8.2%
Normalized Net Income to Common	15.4%	13.6%	10.2%	14.3%	-0.1%
Reported Net Income	15.4%	13.6%	10.2%	14.3%	-0.1%
CAPEX	1.8%	1.2%	1.8%	2.3%	1.9%

Industry Underwriting Performance Ratios
Loss Ratio	71.3%	73.9%	71.3%	69.4%	95.7%
Total Expense Ratio	76.2%	78.6%	81.9%	77.2%	100.2%

Period Growth Rates
Revenue		46.8%		37.8%
EBIT		82.5%		651.0%
EBITDA		72.4%		360.1%

Notes

DRCT had their IPO on August 12, 2003 at $21 per share.

AM Best Rating: B

Company Description

Direct General Corporation is a provider of non-standard personal automobile insurance, premium finance and other insurance and non-insurance products and services. The Company’s operations are concentrated in the southeastern part of the United States. As of December 31, 2002, the Company distributed its products and services through more than 320 neighborhood sales offices. Direct General’s core business involves issuing non-standard personal automobile insurance policies. These policies, which generally are issued for the minimum limits of coverage required by state laws, provide coverage to drivers who cannot obtain insurance from standard carriers due to a variety of factors, including the lack of flexible payment plans, the failure to maintain continuous coverage, age, prior accidents, driving violations, occupation and type of vehicle.

Sources of information: SEC Edgar filings, Multex, Capital IQ, Yahoo and Commodity Systems.

Merchants Group Inc Overview		($ in thousands, except per share)

Company Information

Name	Merchants Group Inc	Address	250 Main Street
Symbol	MGP	City, State Zip	Buffalo, NY 14202
Latest Fiscal YE	31-Dec-02	Telephone	(716) 849-3331
Latest Rprt Per	30-Jun-03	Website	www.merchantsgroup.com

Market Information

As of Date	3-Nov-03
Exchange	AMEX
Stock Price	$22.62
52 Week High	$24.20
52 Week Low	$19.55
Avg. Daily Volume (000’s)	1
Beta	(0.10)
Shares Outstanding (000’s)	2,110
Market Cap	$47,728
Total Invested Capital (TIC)	$59,420
Enterprise Value (EV)	$59,410

Insider Ownership	19.43%
Institutional
% Owned	41.80%
Number of Institutions	—

Valuation Analysis

	Multiple of
	Market Cap		TIC		EV
Latest Twelve Months
Revenue	0.58	x	0.72	x	0.72	x
EBIT	11.06	x	13.76	x	13.76	x
EBITDA	11.00	x	13.69	x	13.69	x
Normalized Net Income	13.91	x	17.32	x	17.32	x
Basic Normalized EPS	13.88	x	na		na
Projected
Jan-00 Mean Revenue	na		na		na
Jan-00 Mean Revenue	na		na		na
Jan-00 Mean EBITDA	na		na		na
Jan-00 Mean EBITDA	na		na		na
Jan-00 Mean EPS	na		na		na
Jan-00 Mean EPS	na		na		na
Most Recent Filing
Assets	0.17	x	0.21	x	0.21	x
Common Equity	0.68	x	na		na
Tangible Common Equity	0.68	x	na		na

Income and Cashflow Statement Data

	LTM	Six Months Ended		Fiscal Years Ended
	Jun-03	Jun-03	Jun-02	Dec-02	Dec-01
Revenue	$82,488	$39,193	$51,816	$95,111	$107,296
Less Expenses
Losses and loss adjustment expenses	54,392	25,268	33,749	62,873	75,144
Amortization deferred policy acq. Costs	18,813	8,431	11,845	22,227	24,880
Other Underwriting & Operating	4,966	2,364	3,142	5,744	6,017
Operating Income	4,317	3,130	3,080	4,267	1,255
Interest Income / (Expense), net	—	—	—	—	—
Other Income / (Expense), net	—	—	—	—	—
Pre-tax Income	4,317	3,130	3,080	4,267	1,255
Taxes	886	391	1,234	1,729	434
After-tax Income	3,431	2,739	1,846	2,538	821
Minority Interest	—	—	—	—	—
Equity in Affiliates	—	—	—	—	—
Normalized Net Income	3,431	2,739	1,846	2,538	821
Dividends/Other Non-Common Dist	—	—	—	—	—
Normalized Net Income to Common	$3,431	$2,739	$1,846	$2,538	$821

Normalized EBIT	$4,317	$3,130	$3,080	$4,267	$1,255
Depreciation & Amortization	$23	$—	$—	$23	$(1,104)
Normalized EBITDA	$4,340	$3,130	$3,080	$4,290	$151
CAPEX	$—	$—	$—	$—	$—
EBITDA - CAPEX	$4,340	$3,130	$3,080	$4,290	$151
GAAP Operating Cash Flow	$(4,384)	$(4,344)	$(5,939)	$(5,979)	$(1,549)

Basic Reported Weighted Avg Shares Out (000’s)		2,110	2,141	2,125	2,343
Basic Normalized EPS	$1.63	$1.30	$0.86	$1.19	$0.35
Basic Reported EPS	$1.63	$1.30	$0.86	$1.19	$0.35
Diluted Reported Weighted Avg Shares Out (000’s)		2,111	2,145	2,129	2,343
Diluted Normalized EPS	$1.63	$1.30	$0.86	$1.19	$0.35
Diluted Reported EPS	$1.63	$1.30	$0.86	$1.19	$0.35

Normalized Reconciliation

Restructuring/Goodwill Impairment	$—	$—	$—	$—	$—
Other Unusual (Expense) Gain Items	—	—	—	—	—
Tax Shelter (Charge) on Unusual Items	—	—	—	—	—
Unusual (Exp) Gain Items, net of Taxes	—	—	—	—	—
Accounting Changes, net of Taxes	—	—	—	—	—
Discontinued Operations, net of Taxes	—	—	—	—	—
Extraordinary Items, net of Taxes	—	—	—	—	—
Total Reconciling Items, net of Taxes	$—	$—	$—	$—	$—

Reported Income Tax (Benefit)	$886	391	1,234	1,729	434
Reported Net Income (Loss)	$3,431	$2,739	$1,846	$2,538	$821

Revenue Breakdown

Net Premiums	$70,777	$32,356	$44,699	$83,120	$93,885
Fees, Commissions & Other	355	157	437	635	696
Investment Income	11,356	6,680	6,680	11,356	12,715
	$82,488	$39,193	$51,816	$95,111	$107,296
Net Premiums	85.8%	82.6%	86.3%	87.4%	87.5%
Fees, Commissions & Other	0.4%	0.4%	0.8%	0.7%	0.6%
Investment Income	13.8%	17.0%	12.9%	11.9%	11.9%

Sources of information: SEC Edgar filings, Multex, Capital IQ, Yahoo and Commodity Systems.

Balance Sheet Data

Jun-03	Dec-02	Dec-01
Cash	$10	$9	$1,197
Investments	218,404	209,397	213,132
Premium Receivables	17,112	14,496	21,685
Reinsurance Balance Receivable	20,088	19,086	18,810
Reinsurance Recoverable	—	—	—
Prepaid Reinsurance Premiums	948	1,091	3,559
Deferred Policy Acquisition Costs	8,756	8,817	12,354
PPE, net	—	—	—
Intangibles, net	—	—	—
Other Assets	17,486	15,820	15,826
Total Assets	$282,804	$268,716	$286,563

Losses and Loss Adjustment expense	$147,254	$147,136	$151,355
Unearned Premiums	34,565	35,119	50,179
Other Policy Liabilities	—	—	—
Account Payables & Accrued Expenses	4,612	3,237	852
Other Liabilties	14,324	15,300	15,426
Interest Bearing Debt	11,692	—	200
Capital Leases	—	—	—
Minority Interests	—	—	—
Pref Stock (Liq Value)	—	—	—
Total Liabilities & Pref Stock	212,447	200,792	218,012
Common Equity	70,357	67,924	68,551
Total Liabilities & Equity	$282,804	$268,716	$286,563

Common Shares Outstanding (000’s)	2,110	2,110	2,224
Cash Value per share	$0.00	$0.00	$0.54
Common Book Value per share	$33.34	$32.19	$30.82
Common Tangible Book Value per share	$33.34	$32.19	$30.82
Total Debt	$11,692	$—	$200
Net Debt	$11,682	$(9)	$(997)
Total Capitalization	$82,049	$67,924	$68,751

Balance Sheet Analysis

Effectiveness and Efficiency
Premium Receivable Turnover	4.5	x	4.6	x	4.3	x
Asset Turnover	0.3	x	0.3	x	0.4	x
Days Sales Outstanding	81.5	79.4	84.3
Normalized Return on Avg Assets	1.2%	0.9%	na
Normalized Return on Avg Common Equity	5.0%	3.7%	na
Net Investment Yield	5.3%	5.4%	na
Financial Strength
Net Premiums Written to Surplus	1.0	x	1.2	x	na
Total Debt/Total Capitalization	14.3%	0.0%	0.3%
Total Debt/TIC	19.7%	0.0%	0.3%
Total Debt/EBITDA	2.7	x	—	1.3	x
Total Debt/EBITDA-CAPEX	2.7	x	—	1.3	x
EBITDA/Interest Expense	na	na	na
EBITDA-CAPEX/Interest Expense	na	na	na

Income and Cashflow Analysis

LTM	Six Months Ended	Fiscal Years Ended
Jun-03	Jun-03	Jun-02	Dec-02	Dec-01
Profitability & Cost Ratios (as % of Revenue)
S,G & A	22.8%	21.5%	22.9%	23.4%	23.2%
Operating Income	5.2%	8.0%	5.9%	4.5%	1.2%
Pre-Tax	5.2%	8.0%	5.9%	4.5%	1.2%
EBIT	5.2%	8.0%	5.9%	4.5%	1.2%
EBITDA	5.3%	8.0%	5.9%	4.5%	0.1%
Normalized Net Income to Common	4.2%	7.0%	3.6%	2.7%	0.8%
Reported Net Income	4.2%	7.0%	3.6%	2.7%	0.8%
CAPEX	0.0%	0.0%	0.0%	0.0%	0.0%

Industry Underwriting Performance Ratios
Loss Ratio	76.8%	78.1%	75.5%	75.6%	80.0%
Total Expense Ratio	109.9%	110.9%	108.0%	108.5%	112.1%

Period Growth Rates
Revenue	-24.4%	-11.4%
EBIT	1.6%	240.0%
EBITDA	1.6%	2741.1%

Notes

Company has no PPE or CAPEX, and no depreciation and amortization expense for stub periods.

Company Description

Merchants Group Inc. offers property and casualty insurance to preferred risk individuals and small to medium sized businesses in the northeastern United States through its wholly owned subsidiary, Merchants Insurance Company of New Hampshire Inc. (MNH). The Company and MNH operate and manage their business in conjunction with Merchants Mutual Insurance Company (Mutual), a mutual property and casualty insurance company, under a management agreement (the Management Agreement). As of December 31, 2002, Mutual owned 12.1% of the Company’s issued and outstanding common stock. Under the Management Agreement, Mutual provides the Company and MNH with the facilities, management and personnel required to operate their day-to-day business.

Sources of information: SEC Edgar filings, Multex, Capital IQ, Yahoo and Commodity Systems.

21st Century Holding Overview		($ in thousands, except per share)

Company Information

Name	21st Century Holding	Address	4161 N.W. 5th Street
Symbol	TCHC	City, State Zip	Plantation, FL 33317
Latest Fiscal YE	31-Dec-02	Telephone	(954) 581-9993
Latest Rprt Per	30-Sep-03	Website	http://www.fedusa.com

Market Information

As of Date	3-Nov-03
Exchange	NASDAQ
Stock Price	$18.03
52 Week High	$21.20
52 Week Low	$7.11
Avg. Daily Volume (000’s)	35
Beta	0.49
Shares Outstanding (000’s)	3,120

Market Cap	$56,254
Total Invested Capital (TIC)	$60,926
Enterprise Value (EV)	$60,926

Insider Ownership	42.40%
Institutional
% Owned	1.28%
Number of Institutions	—

Valuation Analysis

	Multiple of
	Market Cap		TIC		EV
Latest Twelve Months
Revenue	1.01	x	1.10	x	1.10	x
EBIT	4.40	x	4.77	x	4.77	x
EBITDA	4.29	x	4.64	x	4.64	x
Normalized Net Income	6.85	x	7.42	x	7.42	x
Basic Normalized EPS	6.70	x	na		na
Projected
Jan-00 Mean Revenue	na		na		na
Jan-00 Mean Revenue	na		na		na
Jan-00 Mean EBITDA	na		na		na
Jan-00 Mean EBITDA	na		na		na
Jan-00 Mean EPS	na		na		na
Jan-00 Mean EPS	na		na		na
Most Recent Filing
Assets	0.56	x	0.61	x	0.61	x
Common Equity	2.16	x	na		na
Tangible Common Equity	2.31	x	na		na

Income and Cashflow Statement Data

	LTM	Nine Months Ended		Fiscal Years Ended
	Sep-03	Sep-03	Sep-02	Dec-02	Dec-01
Revenue	$55,468	$44,828	$29,940	$40,580	$35,477
Less Expenses
Losses and loss adjustment expenses	25,848	20,604	10,743	15,987	16,155
Amortization deferred policy acq. Costs	(3,239)	(914)	261	(2,064)	1,467
Other Underwriting & Operating	20,085	15,023	13,380	18,442	19,531
Operating Income	12,774	10,115	5,556	8,215	(1,676)
Interest Income / (Expense), net	(334)	(287)	(295)	(342)	(592)
Other Income / (Expense), net	—	—	—	—	—
Pre-tax Income	12,440	9,828	5,261	7,873	(2,268)
Taxes	4,227	3,415	2,491	3,303	(631)
After-tax Income	8,213	6,413	2,770	4,570	(1,637)
Minority Interest	—	—	—	—	—
Equity in Affiliates	—	—	—	—	—
Normalized Net Income	8,213	6,413	2,770	4,570	(1,637)
Dividends/Other Non-Common Dist	—	—	—	—	—
Normalized Net Income to Common	$8,213	$6,413	$2,770	$4,570	$(1,637)

Normalized EBIT	$12,774	$10,115	$5,556	$8,215	$(1,676)
Depreciation & Amortization	$345	$226	$258	$377	$396
Normalized EBITDA	$13,119	$10,341	$5,814	$8,592	$(1,280)
CAPEX	$444	$262	$127	$309	$153
EBITDA - CAPEX	$12,675	$10,079	$5,687	$8,283	$(1,433)
GAAP Operating Cash Flow	na	na	na	$14,965	$(946)

Basic Reported Weighted Avg Shares Out (000’s)		3,075	3,012	3,006	3,153
Basic Normalized EPS	$2.69	$2.09	$0.92	$1.52	$(0.52)
Basic Reported EPS	$2.69	$2.09	$0.92	$1.52	$(0.31)
Diluted Reported Weighted Avg Shares Out (000’s)		3,249	3,012	3,006	3,153
Diluted Normalized EPS	$2.57	$1.97	$0.92	$1.52	$(0.52)
Diluted Reported EPS	$2.57	$1.97	$0.92	$1.52	$(0.31)

Normalized Reconciliation

Restructuring/Goodwill Impairment	$—	$—	$—	$—	$(540)
Other Unusual (Expense) Gain Items	—	—	—	—	—
Tax Shelter (Charge) on Unusual Items	—	—	—	—	—
Unusual (Exp) Gain Items, net of Taxes	—	—	—	—	(540)
Accounting Changes, net of Taxes	—	—	—	—	—
Discontinued Operations, net of Taxes	—	—	—	—	—
Extraordinary Items, net of Taxes	—	—	—	—	1,185
Total Reconciling Items, net of Taxes	$—	$—	$—	$—	$645

Reported Income Tax (Benefit)	$4,227	$3,415	$2,491	$3,303	$(631)
Reported Net Income (Loss)	$8,213	$6,413	$2,770	$4,570	$(992)

Revenue Breakdown

Net Premiums	$42,265	$33,257	$20,385	$29,393	$20,256
Fees, Commissions & Other	10,194	8,889	9,998	11,303	17,066
Investment Income	3,009	2,682	(443)	(116)	(1,845)
	$55,468	$44,828	$29,940	$40,580	$35,477
Net Premiums	76.2%	74.2%	68.1%	72.4%	57.1%
Fees, Commissions & Other	18.4%	19.8%	33.4%	27.9%	48.1%
Investment Income	5.4%	6.0%	-1.5%	-0.3%	-5.2%

Sources of information: SEC Edgar filings, Multex, Capital IQ, Yahoo and Commodity Systems.

Balance Sheet Data

Sep-03	Dec-02	Dec-01
Cash	$—	$4,478	$2,151
Investments	52,717	25,378	17,507
Premium Receivables	8,412	8,373	1,561
Reinsurance Balance Receivable	4,886	7,218	10,814
Reinsurance Recoverable	12,082	7,857	7,053
Prepaid Reinsurance Premiums	8,734	11,251	5,560
Deferred Policy Acquisition Costs	829	8	12
PPE, net	4,877	4,820	5,087
Intangibles, net	1,739	1,789	1,789
Other Assets	5,792	4,146	4,694
Total Assets	$100,068	$75,318	$56,228

Losses and Loss Adjustment expense	$24,041	$16,984	$11,005
Unearned Premiums	28,999	28,935	14,951
Other Policy Liabilities	—	—	—
Account Payables & Accrued Expenses	2,836	3,794	3,532
Other Liabilties	13,426	2,351	2,332
Interest Bearing Debt	4,672	5,156	10,199
Capital Leases	—	—	—
Minority Interests	—	—	—
Pref Stock (Liq Value)	—	—	—
Total Liabilities & Pref Stock	73,974	57,220	42,019
Common Equity	26,094	18,098	14,209
Total Liabilities & Equity	$100,068	$75,318	$56,228

Common Shares Outstanding (000’s)	3,114	2,990	3,030
Cash Value per share	$—	$1.50	$0.71
Common Book Value per share	$8.38	$6.05	$4.69
Common Tangible Book Value per share	$7.82	$5.45	$4.10
Total Debt	$4,672	$5,156	$10,199
Net Debt	$4,672	$678	$8,048
Total Capitalization	$30,766	$23,254	$24,408

Balance Sheet Analysis

Effectiveness and Efficiency
Premium Receivable Turnover	5.0	x	5.9	x	13.0	x
Asset Turnover	0.6	x	0.6	x	0.6	x
Days Sales Outstanding	72.5	61.7	28.1
Normalized Return on Avg Assets	9.4%	6.9%	na
Normalized Return on Avg Common Equity	37.2%	28.3%	na
Net Investment Yield	7.3%	-0.5%	na
Financial Strength
Net Premiums Written to Surplus	1.9	x	1.8	x	na
Total Debt/Total Capitalization	15.2%	22.2%	41.8%
Total Debt/TIC	7.7%	8.5%	16.7%
Total Debt/EBITDA	0.4	x	0.6	x	na
Total Debt/EBITDA-CAPEX	0.4	x	0.6	x	na
EBITDA/Interest Expense	39.3	x	25.1	x	na
EBITDA-CAPEX/Interest Expense	37.9	x	24.2	x	na

Income and Cashflow Analysis

LTM	Nine Months Ended	Fiscal Years Ended
Sep-03	Sep-03	Sep-02	Dec-02	Dec-01
Profitability & Cost Ratios (as % of Revenue)
S,G & A	-5.8%	-2.0%	0.9%	-5.1%	4.1%
Operating Income	23.0%	22.6%	18.6%	20.2%	-4.7%
Pre-Tax	22.4%	21.9%	17.6%	19.4%	-6.4%
EBIT	23.0%	22.6%	18.6%	20.2%	-4.7%
EBITDA	23.7%	23.1%	19.4%	21.2%	-3.6%
Normalized Net Income to Common	14.8%	14.3%	9.3%	11.3%	-4.6%
Reported Net Income	14.8%	14.3%	9.3%	11.3%	-2.8%
CAPEX	0.8%	0.6%	0.4%	0.8%	0.4%

Industry Underwriting Performance Ratios
Loss Ratio	61.2%	62.0%	52.7%	54.4%	79.8%
Total Expense Ratio	81.4%	82.4%	80.3%	79.5%	99.5%

Period Growth Rates
Revenue	49.7%	14.4%
EBIT	82.1%	-590.2%
EBITDA	77.9%	-771.3%

Notes

AM Best Rating for Federated National, B, and B+ for American Vehicle.

September 30 numbers based on information contained in press release dated October 30, 2003.

Company Description

21st Century Holding Company is a vertically integrated insurance holding company that controls substantially all aspects of the insurance underwriting, distribution and the claims process through its subsidiaries. The Company underwrites personal automobile insurance, homeowners insurance and mobile home property and casualty insurance in the State of Florida through its wholly owned subsidiaries, Federated National Insurance Company and American Vehicle Insurance Company. The Company internally processes claims through a wholly owned claims adjusting company, Superior Adjusting, Inc. 21st Century also offers premium financing to its own and third-party insureds through its wholly owned subsidiary, Federated Premium Finance Inc. 21st Century, through its wholly owned subsidiary, FedUSA Inc., franchises agencies under the FedUSA name.

Sources of information: SEC Edgar filings, Multex, Capital IQ, Yahoo and Commodity Systems.

National Security Group Overview		($ in thousands, except per share)

Company Information

Name	National Security Group	Address	661 East Davis Street
Symbol	NSEC	City, State Zip	Elba, AL 36323
Latest Fiscal YE	31-Dec-02	Telephone	(334) 897-2273
Latest Rprt Per	30-Jun-03	Website

Market Information

As of Date			3-Nov-03
Exchange			NASDAQ
Stock Price			$18.25
52 Week High			$18.25
52 Week Low			$11.99
Avg. Daily Volume (000’s)			1
Beta			0.01
Shares Outstanding (000’s)			2,470

Market Cap			$45,078
Total Invested Capital (TIC)			$48,301
Enterprise Value (EV)			$47,558

Insider Ownership			39.20%
Institutional
% Owned			3.44%
Number of Institutions			—

Valuation Analysis

	Multiple of
	Market Cap		TIC		EV
Latest Twelve Months
Revenue	0.98	x	1.05	x	1.04	x
EBIT	10.95	x	11.74	x	11.56	x
EBITDA	10.75	x	11.52	x	11.34	x
Normalized Net Income	17.59	x	18.85	x	18.56	x
Basic Normalized EPS	17.55	x	na		na
Projected
Jan-00 Mean Revenue	na		na		na
Jan-00 Mean Revenue	na		na		na
Jan-00 Mean EBITDA	na		na		na
Jan-00 Mean EBITDA	na		na		na
Jan-00 Mean EPS	na		na		na
Jan-00 Mean EPS	na		na		na
Most Recent Filing
Assets	0.41	x	0.44	x	0.43	x
Common Equity	1.01	x	na		na
Tangible Common Equity	1.01	x	na		na

Income and Cashflow Statement Data

	LTM	Six Months Ended		Fiscal Years Ended
	Jun-03	Jun-03	Jun-02	Dec-02	Dec-01
Revenue	$45,890	$25,521	$18,716	$39,085	$32,783
Less Expenses
Losses and loss adjustment expenses	25,342	13,583	11,004	22,763	13,516
Amortization deferred policy acq. Costs	2,405	4,486	3,487	1,406	1,778
Other Underwriting & Operating	14,111	4,349	3,714	13,476	11,776
Operating Income	4,032	3,103	511	1,440	5,713
Interest Income / (Expense), net	(246)	—	—	(246)	(243)
Other Income / (Expense), net	—	—	—	—	—
Pre-tax Income	3,786	3,103	511	1,194	5,470
Taxes	1,307	990	105	422	1,392
After-tax Income	2,479	2,113	406	772	4,078
Minority Interest	—	—	—	—	—
Equity in Affiliates	83	(17)	36	136	52
Normalized Net Income	2,562	2,096	442	908	4,130
Dividends/Other Non-Common Dist	—	—	—	—	—
Normalized Net Income to Common	$2,562	$2,096	$442	$908	$4,130

Normalized EBIT	$4,115	$3,086	$547	$1,576	$5,765
Depreciation & Amortization	$77	$(191)	$(73)	$195	$(42)
Normalized EBITDA	$4,192	$2,895	$474	$1,771	$5,723
CAPEX	$1,189	$241	$91	$1,039	$335
EBITDA - CAPEX	$3,003	$2,654	$383	$732	$5,388
GAAP Operating Cash Flow	$11,480	$5,854	$(1,305)	$4,321	$2,913

Basic Reported Weighted Avg Shares Out (000’s)		2,467	2,467	2,467	2,467
Basic Normalized EPS	$1.04	$0.85	$0.18	$0.37	$1.67
Basic Reported EPS	$1.04	$0.85	$0.18	$0.37	$1.67
Diluted Reported Weighted Avg Shares Out (000’s)		2,467	2,467	2,467	2,467
Diluted Normalized EPS	$1.04	$0.85	$0.18	$0.37	$1.67
Diluted Reported EPS	$1.04	$0.85	$0.18	$0.37	$1.67

Normalized Reconciliation

Restructuring/Goodwill Impairment	$—	$—	$—	$—	$—
Other Unusual (Expense) Gain Items	—	—	—	—	—
Tax Shelter (Charge) on Unusual Items	—	—	—	—	—
Unusual (Exp) Gain Items, net of Taxes	—	—	—	—	—
Accounting Changes, net of Taxes	—	—	—	—	—
Discontinued Operations, net of Taxes	—	—	—	—	—
Extraordinary Items, net of Taxes	—	—	—	—	—
Total Reconciling Items, net of Taxes	$—	$—	$—	$—	$—

Reported Income Tax (Benefit)	$1,307	$990	$105	$422	$1,392
Reported Net Income (Loss)	$2,562	$2,096	$442	$908	$4,130

Revenue Breakdown

Net Premiums	$39,277	$21,952	$15,306	$32,631	$25,357
Fees, Commissions & Other	1,197	666	520	1,051	1,280
Investment Income	5,416	2,903	2,890	5,403	6,146
	$45,890	$25,521	$18,716	$39,085	$32,783
Net Premiums	85.6%	86.0%	81.8%	83.5%	77.3%
Fees, Commissions & Other	2.6%	2.6%	2.8%	2.7%	3.9%
Investment Income	11.8%	11.4%	15.4%	13.8%	18.7%

Sources of information: SEC Edgar filings, Multex, Capital IQ, Yahoo and Commodity Systems.

	Jun-03	Dec-02	Dec-01
Cash	$743	$805	$1,595
Investments	96,388	88,183	85,496
Premium Receivables	—	2,273	1,913
Reinsurance Balance Receivable	—	—	—
Reinsurance Recoverable	1,917	1,699	3,524
Prepaid Reinsurance Premiums	355	343	291
Deferred Policy Acquisition Costs	6,015	5,243	4,615
PPE, net	—	1,798	966
Intangibles, net	—	—	—
Other Assets	5,593	1,258	1,084
Total Assets	$111,011	$101,602	$99,484

Losses and Loss Adjustment expense	$36,520	$34,723	$41,739
Unearned Premiums	12,936	10,331	—
Other Policy Liabilities	6,098	3,972	3,408
Account Payables & Accrued Expenses
Other Liabilties	7,418	7,037	7,345
Interest Bearing Debt	3,223	3,380	2,108
Capital Leases	—	—	—
Minority Interests	—	—	—
Pref Stock (Liq Value)	—	—	—
Total Liabilities & Pref Stock	66,195	59,443	54,600
Common Equity	44,816	42,159	44,884
Total Liabilities & Equity	$111,011	$101,602	$99,484

Common Shares Outstanding (000’s)	2,467	2,467	2,467
Cash Value per share	$0.30	$0.33	$0.65
Common Book Value per share	$18.17	$17.09	$18.19
Common Tangible Book Value per share	$18.17	$17.09	$18.19
Total Debt	$3,223	$3,380	$2,108
Net Debt	$2,480	$2,575	$513
Total Capitalization	$48,039	$45,539	$46,992

Balance Sheet Analysis

Effectiveness and Efficiency
Premium Receivable Turnover	34.6	x	15.6	x	13.3	x
Asset Turnover	0.4	x	0.4	x	0.3	x
Days Sales Outstanding	10.6		23.4		27.5
Normalized Return on Avg Assets	2.4%		0.9%		na
Normalized Return on Avg Common Equity	5.9%		2.1%		na
Net Investment Yield	5.8%		6.1%		na
Financial Strength
Net Premiums Written to Surplus	0.9	x	0.7	x	na
Total Debt/Total Capitalization	6.7%		7.4%		4.5%
Total Debt/TIC	6.7%		7.0%		4.4%
Total Debt/EBITDA	0.8	x	1.9	x	0.4	x
Total Debt/EBITDA-CAPEX	1.1	x	4.6	x	0.4	x
EBITDA/Interest Expense	17.0	x	7.2	x	23.6	x
EBITDA-CAPEX/Interest Expense	12.2	x	3.0	x	22.2	x

Income and Cashflow Analysis

	LTM	Six Months Ended		Fiscal Years Ended
	Jun-03	Jun-03	Jun-02	Dec-02	Dec-01
Profitability & Cost Ratios (as % of Revenue)
S,G & A	5.2%	17.6%	18.6%	3.6%	5.4%
Operating Income	8.8%	12.2%	2.7%	3.7%	17.4%
Pre-Tax	8.3%	12.2%	2.7%	3.1%	16.7%
EBIT	9.0%	12.1%	2.9%	4.0%	17.6%
EBITDA	9.1%	11.3%	2.5%	4.5%	17.5%
Normalized Net Income to Common	5.6%	8.2%	2.4%	2.3%	12.6%
Reported Net Income	5.6%	8.2%	2.4%	2.3%	12.6%
CAPEX	2.6%	0.9%	0.5%	2.7%	1.0%

Industry Underwriting Performance Ratios
Loss Ratio	64.5%	61.9%	71.9%	69.8%	53.3%
Total Expense Ratio	103.4%	99.1%	115.0%	111.8%	101.6%

Period Growth Rates
Revenue		36.4%		19.2%
EBIT		464.2%		-72.7%
EBITDA		510.8%		-69.1%

Notes

Company Description

The National Security Group, Inc. is an insurance holding company that offers property and casualty insurance and life insurance. The Company, through its property and casualty subsidiaries, writes primarily dwelling fire and windstorm, homeowners, mobile homeowners, and personal non-standard automobile lines of insurance. Through its life insurance subsidiary, the Company offers a basic line of life, and health and accident insurance products. Property-casualty insurance is the most significant segment, accounting for 84% of total premium revenues.

Sources of information: SEC Edgar filings, Multex, Capital IQ, Yahoo and Commodity Systems.

Unico American Corp Overview	($ in thousands, except per share)

Company Information

Name	Unico American Corp	Address	23251 Mulholland Drive
Symbol	UNAM	City, State Zip	Woodland Hills, CA 91364
Latest Fiscal YE	31-Dec-02	Telephone	(818) 591-9800
Latest Rprt Per	30-Jun-03	Website

Market Information

As of Date	3-Nov-03
Exchange	NASDAQ
Stock Price	$4.66
52 Week High	$5.21
52 Week Low	$2.30
Avg. Daily Volume (000’s)	2
Beta	0.02
Shares Outstanding (000’s)	5,490
Market Cap	$25,589
Total Invested Capital (TIC)	$25,589
Enterprise Value (EV)	$25,528

Insider Ownership	58.11%
Institutional
% Owned	32.48%
Number of Institutions	—

Valuation Analysis

	Multiple of
	Market Cap		TIC		EV
Latest Twelve Months
Revenue	0.54	x	0.54	x	0.53	x
EBIT	14.08	x	14.08	x	14.04	x
EBITDA	11.36	x	11.36	x	11.34	x
Normalized Net Income	22.71	x	22.71	x	22.65	x
Basic Normalized EPS	23.31	x	na		na
Projected
Jan-00 Mean Revenue	na		na		na
Jan-00 Mean Revenue	na		na		na
Jan-00 Mean EBITDA	na		na		na
Jan-00 Mean EBITDA	na		na		na
Jan-00 Mean EPS	na		na		na
Jan-00 Mean EPS	na		na		na
Most Recent Filing
Assets	0.17	x	0.17	x	0.17	x
Common Equity	0.65	x	na		na
Tangible Common Equity	0.65	x	na		na

Income and Cashflow Statement Data

	LTM	Six Months Ended		Fiscal Years Ended
	Jun-03	Jun-03	Jun-02	Dec-02	Dec-01
Revenue	$47,757	$23,709	$21,980	$46,028	$42,117
Less Expenses
Losses and loss adjustment expenses	27,577	13,676	18,826	32,727	41,677
Amortization deferred policy acq. Costs	8,499	3,654	4,429	9,274	8,695
Other Underwriting & Operating	9,863	5,147	4,125	8,841	8,468
Operating Income	1,818	1,232	(5,400)	(4,814)	(16,723)
Interest Income / (Expense), net	—	—	—	—	—
Other Income / (Expense), net	—	—	—	—	—
Pre-tax Income	1,818	1,232	(5,400)	(4,814)	(16,723)
Taxes	691	437	(1,843)	(1,589)	(5,853)
After-tax Income	1,127	795	(3,557)	(3,225)	(10,870)
Minority Interest	—	—	—	—	—
Equity in Affiliates	—	—	—	—	—
Normalized Net Income	1,127	795	(3,557)	(3,225)	(10,870)
Dividends/Other Non-Common Dist	—	—	—	—	—
Normalized Net Income to Common	$1,127	$795	$(3,557)	$(3,225)	$(10,870)

Normalized EBIT	$1,818	$1,232	$(5,400)	$(4,814)	$(16,723)
Depreciation & Amortization	$434	$200	$228	$462	$417
Normalized EBITDA	$2,252	$1,432	$(5,172)	$(4,352)	$(16,306)
CAPEX	$66	$25	$131	$172	$225
EBITDA – CAPEX	$2,186	$1,407	$(5,303)	$(4,524)	$(16,531)
GAAP Operating Cash Flow	$9,732	$5,791	$4,072	$8,013	$(1,289)

Basic Reported Weighted Avg Shares Out (000’s)		5,490	5,485	5,487	5,505
Basic Normalized EPS	$0.20	$0.14	$(0.65)	$(0.59)	$(1.97)
Basic Reported EPS	$0.20	$0.14	$(0.65)	$(0.59)	$(1.97)
Diluted Reported Weighted Avg Shares Out (000’s)		5,517	5,485	5,487	5,505
Diluted Normalized EPS	$0.20	$0.14	$(0.65)	$(0.59)	$(1.97)
Diluted Reported EPS	$0.20	$0.14	$(0.65)	$(0.59)	$(1.97)

Normalized Reconciliation

Restructuring/Goodwill Impairment	$—	$—	$—	$—	$—
Other Unusual (Expense) Gain Items	—	—	—	—	—
Tax Shelter (Charge) on Unusual Items	—	—	—	—	—
Unusual (Exp) Gain Items, net of Taxes	—	—	—	—	—
Accounting Changes, net of Taxes	—	—	—	—	—
Discontinued Operations, net of Taxes	—	—	—	—	—
Extraordinary Items, net of Taxes	—	—	—	—	—
Total Reconciling Items, net of Taxes	$—	$—	$—	$—	$—

Reported Income Tax (Benefit)	$691	$437	$(1,843)	$(1,589)	$(5,853)
Reported Net Income (Loss)	$1,127	$795	$(3,557)	$(3,225)	$(10,870)

Revenue Breakdown

Net Premiums	$34,206	$16,694	$15,847	$33,359	$29,894
Fees, Commissions & Other	8,283	4,465	3,340	7,158	6,409
Investment Income	5,268	2,550	2,793	5,511	5,814
	$47,757	$23,709	$21,980	$46,028	$42,117
Net Premiums	71.6%	70.4%	72.1%	72.5%	71.0%
Fees, Commissions & Other	17.3%	18.8%	15.2%	15.6%	15.2%
Investment Income	11.0%	10.8%	12.7%	12.0%	13.8%

Sources of information: SEC Edgar filings, Multex, Capital IQ, Yahoo and Commodity Systems.

Balance Sheet Data

	Jun-03	Dec-02	Dec-01
Cash	$61	$20	$45
Investments	112,377	107,398	97,492
Premium Receivables	8,203	6,700	6,248
Reinsurance Balance Receivable	—	—	—
Reinsurance Recoverable	18,659	24,113	11,480
Prepaid Reinsurance Premiums	50	95	38
Deferred Policy Acquisition Costs	6,761	5,947	5,079
PPE, net	334	354	267
Intangibles, net	—	—	—
Other Assets	2,997	4,059	8,174
Total Assets	$149,442	$148,686	$128,823

Losses and Loss Adjustment expense	$73,722	$74,905	$60,534
Unearned Premiums	28,494	24,382	19,329
Other Policy Liabilities	—	—	—
Account Payables & Accrued Expenses	6,439	8,633	7,256
Other Liabilties	1,478	1,607	1,084
Interest Bearing Debt	—	750	—
Capital Leases	—	—	—
Minority Interests	—	—	—
Pref Stock (Liq Value)	—	—	—
Total Liabilities & Pref Stock	110,133	110,277	88,203
Common Equity	39,309	38,409	40,620
Total Liabilities & Equity	$149,442	$148,686	$128,823

Common Shares Outstanding (000’s)	5,489	5,489	5,481
Cash Value per share	$0.01	$0.00	$0.01
Common Book Value per share	$7.16	$7.00	$7.41
Common Tangible Book Value per share	$7.16	$7.00	$7.41
Total Debt	$—	$750	$—
Net Debt	$(61)	$730	$(45)
Total Capitalization	$39,309	$39,159	$40,620

Balance Sheet Analysis

Effectiveness and Efficiency
Premium Receivable Turnover	4.6	x	5.2		4.8	x
Asset Turnover	0.3	x	0.3		0.3	x
Days Sales Outstanding	79.5		70.8		76.3
Normalized Return on Avg Assets	0.8%		-2.3%		na
Normalized Return on Avg Common Equity	2.9%		-8.2%		na
Net Investment Yield	4.8%		5.4%		na

Financial Strength
Net Premiums Written to Surplus	0.9	x	0.8	x	na
Total Debt/Total Capitalization	0.0%		1.9%		0.0%
Total Debt/TIC	0.0%		2.9%		0.0%
Total Debt/EBITDA	—		na		na
Total Debt/EBITDA-CAPEX	—		na		na
EBITDA/Interest Expense	na		na		na
EBITDA-CAPEX/Interest Expense	na		na		na

Income and Cashflow Analysis

	LTM	Six Months Ended		Fiscal Years Ended
	Jun-03	Jun-03	Jun-02	Dec-02	Dec-01
Profitability & Cost Ratios (as % of Revenue)
S,G & A	17.8%	15.4%	20.2%	20.1%	20.6%
Operating Income	3.8%	5.2%	-24.6%	-10.5%	-39.7%
Pre-Tax	3.8%	5.2%	-24.6%	-10.5%	-39.7%
EBIT	3.8%	5.2%	-24.6%	-10.5%	-39.7%
EBITDA	4.7%	6.0%	-23.5%	-9.5%	-38.7%
Normalized Net Income to Common	2.4%	3.4%	-16.2%	-7.0%	-25.8%
Reported Net Income	2.4%	3.4%	-16.2%	-7.0%	-25.8%
CAPEX	0.1%	0.1%	0.6%	0.4%	0.5%

Industry Underwriting Performance Ratios
Loss Ratio	80.6%	81.9%	118.8%	98.1%	139.4%
Total Expense Ratio	108.1%	106.2%	142.7%	125.5%	162.1%

Period Growth Rates
Revenue		7.9%		9.3%
EBIT		-122.8%		-71.2%
EBITDA		-127.7%		-73.3%

Notes

AM Best Rating of B+ for Crusader Insurance Company.

Company Description

Unico American Corporation is an insurance holding company that underwrites property and casualty insurance through its insurance company subsidiary; provides property, casualty, health and life insurance through its agency subsidiaries, and provides insurance premium financing, claim administration services and membership association services through its other subsidiaries. The Company’s operations are categorized between its major segment, its insurance company operation, and all other revenues from insurance operations. The insurance operation is conducted via Crusader Insurance Company, Unico’s property and casualty insurance subsidiary. Unico’s remaining operations constitute a variety of specialty insurance services. As of December 31, 2002, Crusader was licensed as an admitted insurance carrier in the states of Arizona, California, Colorado, Idaho, Montana, Nevada, Ohio, Oregon and Washington.

Sources of information: SEC Edgar filings, Multex, Capital IQ, Yahoo and Commodity Systems.

Hallmark Financial Services Overview	($ in thousands, except per share)

Company Information

Name	Hallmark Financial Services	Address	777 Main Street, Suite 100
Symbol	HAF	City, State Zip	Fort Worth, TX 76102
Latest Fiscal YE	31-Dec-02	Telephone	(817) 348-1600
Latest Rprt Per	30-Jun-03	Website	http://www.hallmarkgrp.com/

Market Information

As of Date	3-Nov-03
Exchange	ECM
Stock Price	$0.80
52 Week High	$1.15
52 Week Low	$0.30
Avg. Daily Volume (000’s)	—
Beta	(0.06)
Shares Outstanding (000’s) (1)	36,318
Market Cap	$29,054
Total Invested Capital (TIC)	$36,914
Enterprise Value (EV)	$5,026

Insider Ownership	46.10%
Institutional
% Owned	1.02%
Number of Institutions	—

Valuation Analysis

	Multiple of
	Market Cap		TIC		EV
Latest Twelve Months
Revenue	0.56	x	0.72	x	0.10	x
EBIT	13.05	x	16.58	x	2.26	x
EBITDA	10.92	x	13.87	x	1.89	x
Normalized Net Income	55.45	x	70.45	x	9.59	x
Basic Normalized EPS	16.00	x	na		na
Projected
Jan-00 Mean Revenue	na		na		na
Jan-00 Mean Revenue	na		na		na
Jan-00 Mean EBITDA	na		na		na
Jan-00 Mean EBITDA	na		na		na
Jan-00 Mean EPS	na		na		na
Jan-00 Mean EPS	na		na		na
Most Recent Filing
Assets	0.28	x	0.36	x	0.05	x
Common Equity	1.05	x	na		na
Tangible Common Equity	1.33	x	na		na

CHART NOT AVAILABLE

Income and Cashflow Statement Data

	LTM	Six Months Ended		Fiscal Years Ended
	Jun-03	Jun-03	Jun-02	Dec-02	Dec-01
Revenue	$51,536	$36,765	$11,026	$25,797	$22,002
Less Expenses
Losses and loss adjustment expenses	24,749	16,441	6,994	15,302	15,878
Amortization deferred policy acq. Costs	6,877	14	—	6,863	3,274
Other Underwriting & Operating	17,683	18,165	3,095	2,613	3,503
Operating Income	2,227	2,145	937	1,019	(653)
Interest Income / (Expense), net	(1,432)	(875)	(426)	(983)	(1,021)
Other Income / (Expense), net	—	—	—	—	—
Pre-tax Income	795	1,270	511	36	(1,674)
Taxes	271	432	174	13	(544)
After-tax Income	524	838	337	23	(1,130)
Minority Interest	—	—	—	—	—
Equity in Affiliates	—	—	—	—	—
Normalized Net Income	524	838	337	23	(1,130)
Dividends/Other Non-Common Dist	—	—	—	—	—
Normalized Net Income to Common	$524	$838	$337	$23	$(1,130)

Normalized EBIT	$2,227	$2,145	$937	$1,019	$(653)
Depreciation & Amortization	$434	$322	$83	$195	$296
Normalized EBITDA	$2,661	$2,467	$1,020	$1,214	$(357)
CAPEX	$390	$231	$95	$254	$268
EBITDA - CAPEX	$2,271	$2,236	$925	$960	$(625)
GAAP Operating Cash Flow	$7,503	$3,910	$(1,644)	$1,949	$(1,386)

Basic Reported Weighted Avg Shares Out (000’s)		11,147	11,049	11,049	11,049
Basic Normalized EPS	$0.05	$0.08	$0.03	$—	$(0.10)
Basic Reported EPS	$0.77	$0.80	$(0.12)	$(0.15)	$(0.10)
Diluted Reported Weighted Avg Shares Out (000’s)		11,549	11,252	11,049	11,049
Diluted Normalized EPS	$0.04	$0.07	$0.03	$—	$(0.10)
Diluted Reported EPS	$0.75	$0.78	$(0.12)	$(0.15)	$(0.10)

Normalized Reconciliation

Restructuring/Goodwill Impairment	$—	$—	$—	$—	$—
Other Unusual (Expense) Gain Items	—	—	—	—	—
Tax Shelter (Charge) on Unusual Items	—	—	—	—	—
Unusual (Exp) Gain Items, net of Taxes	—	—	—	—	—
Accounting Changes, net of Taxes	—	—	(1,694)	(1,694)	—
Discontinued Operations, net of Taxes	—	—	—	—	—
Extraordinary Items, net of Taxes	8,116	8,116	—	—	—
Total Reconciling Items, net of Taxes	$8,116	$8,116	$(1,694)	$(1,694)	$—

Reported Income Tax (Benefit)	$271	$432	$174	$13	$(544)
Reported Net Income (Loss)	$8,640	$8,954	$(1,357)	$(1,671)	$(1,130)

Revenue Breakdown

Net Premiums	$35,058	$23,930	$9,085	$20,213	$16,376
Fees, Commissions & Other	15,059	12,062	1,505	4,502	4,215
Investment Income	1,419	773	436	1,082	1,411
	$51,536	$36,765	$11,026	$25,797	$22,002
Net Premiums	68.0%	65.1%	82.4%	78.4%	74.4%
Fees, Commissions & Other	29.2%	32.8%	13.6%	17.5%	19.2%
Investment Income	2.8%	2.1%	4.0%	4.2%	6.4%

Sources of information: SEC Edgar filings, Multex, Capital IQ, Yahoo and Commodity Systems.

Balance Sheet Data

	Jun-03	Dec-02	Dec-01
Cash	$31,888	$9,525	$7,523
Investments	16,032	16,728	16,223
Premium Receivables	11,148	12,605	14,154
Reinsurance Balance Receivable	—	—	—
Reinsurance Recoverable	17,973	12,929	16,871
Prepaid Reinsurance Premiums	3,887	8,550	11,611
Deferred Policy Acquisition Costs	2,030	1,367	761
PPE, net	—	—	—
Intangibles, net	5,715	5,711	4,431
Other Assets	15,288	15,940	2,031
Total Assets	$103,961	$83,355	$73,605

Losses and Loss Adjustment expense	$30,866	$17,667	$20,089
Unearned Premiums	13,474	15,551	16,793
Other Policy Liabilities	—	—	—
Account Payables & Accrued Expenses	13,313	9,054	7,996
Other Liabilties	10,871	11,240	4,426
Interest Bearing Debt (1)	7,860	21,308	13,933
Capital Leases	—	—	—
Minority Interests	—	—	—
Pref Stock (Liq Value)	—	—	—
Total Liabilities & Pref Stock	76,384	74,820	63,237
Common Equity (1)	27,577	8,535	10,368
Total Liabilities & Equity	$103,961	$83,355	$73,605

Common Shares Outstanding (000’s)	36,319	11,049	11,049
Cash Value per share	$0.88	$0.86	$0.68
Common Book Value per share	$0.76	$0.77	$0.94
Common Tangible Book Value per share	$0.60	$0.26	$0.54
Total Debt	$7,860	$21,308	$13,933
Net Debt	$(24,028)	$11,783	$6,410
Total Capitalization	$35,437	$29,843	$24,301

Balance Sheet Analysis

Effectiveness and Efficiency
Premium Receivable Turnover	3.0	x	1.5	x	1.2	x
Asset Turnover	0.6	x	0.3	x	0.3	x
Days Sales Outstanding	123.7		241.6		315.5
Normalized Return on Avg Assets	0.6%		0.0%		na
Normalized Return on Avg Common Equity	2.9%		0.2%		na
Net Investment Yield	3.8%		4.3%		na
Financial Strength
Net Premiums Written to Surplus	1.9	x	2.1	x	na
Total Debt/Total Capitalization	22.2%		71.4%		57.3%
Total Debt/TIC	21.3%		57.7%		37.7%
Total Debt/EBITDA	3.0	x	17.6	x	na
Total Debt/EBITDA-CAPEX	3.5	x	22.2	x	na
EBITDA/Interest Expense	1.9	x	1.2	x	na
EBITDA-CAPEX/Interest Expense	1.6	x	1.0	x	na

Income and Cashflow Analysis

	LTM	Six Months Ended		Fiscal Years Ended
	Jun-03	Jun-03	Jun-02	Dec-02	Dec-01
Profitability & Cost Ratios (as % of Revenue)
S,G & A	13.3%	0.0%	0.0%	26.6%	14.9%
Operating Income	4.3%	5.8%	8.5%	4.0%	-3.0%
Pre-Tax	1.5%	3.5%	4.6%	0.1%	-7.6%
EBIT	4.3%	5.8%	8.5%	4.0%	-3.0%
EBITDA	5.2%	6.7%	9.3%	4.7%	-1.6%
Normalized Net Income to Common	1.0%	2.3%	3.1%	0.1%	-5.1%
Reported Net Income	16.8%	24.4%	-12.3%	-6.5%	-5.1%
CAPEX	0.8%	0.6%	0.9%	1.0%	1.2%

Industry Underwriting Performance Ratios
Loss Ratio	70.6%	68.7%	77.0%	75.7%	97.0%
Total Expense Ratio	98.4%	96.2%	95.3%	100.3%	110.0%

Period Growth Rates
Revenue		233.4%		17.2%
EBIT		128.9%		-256.0%
EBITDA		141.9%		-440.1%

Notes

HFS acquired Phoenix on January 27, 2003.  LTM numbers reflect aprox. 5 months of revenue and earnings.

Extraordinary item reflects gain from acquisition of Phoenix (FMV over purchase price).

Separation between acquisition costs and other operating expenses unavailable for stub periods.

July 30, 2003, the Company announced a $10m rights offering at 40c per share to shareholders of record  Total Issue was 25.0 million shares.

Offer was completed and successful on September 5, 2003.

(1) Adjusted for rights offering

Company Description

Hallmark Financial Services, Inc. (HFS) is engaged, with its wholly owned subsidiaries, in the sale of property and casualty insurance products. Its business involves marketing, underwriting and premium financing of non-standard personal automobile insurance in Texas; commercial insurance in Texas, New Mexico, Idaho, Oregon and Washington; third-party claims administration and other insurance-related services. HFS pursues its business activities through integrated insurance groups handling non-standard personal automobile insurance (the personal lines group) and commercial insurance (the commercial lines group). The members of the personal lines group are American Hallmark Insurance Company of Texas, American Hallmark General Agency, Inc., American Hallmark Agencies, Hallmark Finance Corporation and Hallmark Claims Service, Inc. The members of the commercial lines group are Millers General Agency, Financial and Actuarial Resources, Inc. and Effective Litigation Management, Inc.

Sources of information: SEC Edgar filings, Multex, Capital IQ, Yahoo and Commodity Systems.

Seibels Bruce Group Overview	($ in thousands, except per share)

Company Information

Name	Seibels Bruce Group	Address	1501 Lady Street, PO Box 1
Symbol	SBIG	City, State Zip	Columbia, SC 29201
Latest Fiscal YE	31-Dec-02	Telephone	(803)748-2000
Latest Rprt Per	30-Jun-03	Website	www.seibels.com

Market Information

As of Date	3-Nov-03
Exchange	OTC
Stock Price	$2.00
52 Week High	$2.15
52 Week Low	$1.01
Avg. Daily Volume (000’s)	3
Beta	1.03
Shares Outstanding (000’s)	7,816
Market Cap	$15,632
Total Invested Capital (TIC)	$23,632
Enterprise Value (EV)	$18,956

Insider Ownership	50.10%
Institutional
% Owned	0.63%
Number of Institutions	—

Valuation Analysis

	Multiple of
	Market Cap		TIC		EV
Latest Twelve Months
Revenue	0.34	x	0.52	x	0.42	x
EBIT	8.59	x	12.98	x	10.42	x
EBITDA	6.74	x	10.19	x	8.18	x
Normalized Net Income	12.58	x	19.01	x	15.25	x
Basic Normalized EPS	13.33	x	na		na
Projected
Jan-00 Mean Revenue	na		na		na
Jan-00 Mean Revenue	na		na		na
Jan-00 Mean EBITDA	na		na		na
Jan-00 Mean EBITDA	na		na		na
Jan-00 Mean EPS	na		na		na
Jan-00 Mean EPS	na		na		na
Most Recent Filing
Assets	0.13	x	0.20	x	0.16	x
Common Equity	0.62	x	na		na
Tangible Common Equity	0.76	x	na		na

Income and Cashflow Statement Data

	LTM	Six Months Ended		Fiscal Years Ended
	Jun-03	Jun-03	Jun-02	Dec-02	Dec-01
Revenue	$45,656	$17,798	$25,897	$53,755	$56,677
Less Expenses
Losses and loss adjustment expenses	10,137	4,889	4,186	9,434	7,740
Amortization deferred policy acq. Costs	16,466	5,063	11,411	22,814	23,162
Other Underwriting & Operating	17,233	8,085	9,477	18,625	21,438
Operating Income	1,820	(239)	823	2,882	4,337
Interest Income / (Expense), net	(180)	—	—	(180)	(728)
Other Income / (Expense), net	—	—	—	—	—
Pre-tax Income	1,640	(239)	823	2,702	3,609
Taxes	(30)	—	—	(30)	30
After-tax Income	1,670	(239)	823	2,732	3,579
Minority Interest	—	—	—	—	—
Equity in Affiliates	—	—	—	—	—
Normalized Net Income	1,670	(239)	823	2,732	3,579
Dividends/Other Non-Common Dist	427	192	195	430	161
Normalized Net Income to Common	$1,243	$(431)	$628	$2,302	$3,418

Normalized EBIT	$1,820	$(239)	$823	$2,882	$4,337
Depreciation & Amortization	$498	$289	$279	$488	$496
Normalized EBITDA	$2,318	$50	$1,102	$3,370	$4,833
CAPEX	$338	$49	$366	$655	$581
EBITDA - CAPEX	$1,980	$1	$736	$2,715	$4,252
GAAP Operating Cash Flow	$10,592	$(1,276)	$(3,970)	$7,898	$(2,670)

Basic Reported Weighted Avg Shares Out (000’s)		7,829	7,832	7,832	7,832
Basic Normalized EPS	$0.15	$(0.06)	$0.08	$0.29	$0.44
Basic Reported EPS	$0.55	$0.25	$0.43	$0.73	$0.54
Diluted Reported Weighted Avg Shares Out (000’s)		7,854	8,232	8,088	8,206
Diluted Normalized EPS	$0.15	$(0.05)	$0.08	$0.28	$0.42
Diluted Reported EPS	$0.54	$0.25	$0.41	$0.70	$0.51

Normalized Reconciliation

Restructuring/Goodwill Impairment	$—	$—	$—	$—	$—
Other Unusual (Expense) Gain Items	3,079	2,414	2,726	3,391	631
Tax Shelter (Charge) on Unusual Items	—	—	—	—	—
Unusual (Exp) Gain Items, net of Taxes	3,079	2,414	2,726	3,391	631
Accounting Changes, net of Taxes	—	—	—	—	—
Discontinued Operations, net of Taxes	—	—	—	—	—
Extraordinary Items, net of Taxes	—	—	—	—	156
Total Reconciling Items, net of Taxes	$3,079	$2,414	$2,726	$3,391	$787

Reported Income Tax (Benefit)	$(30)	$—	$—	$(30)	$30
Reported Net Income (Loss)	$4,322	$1,983	$3,354	$5,693	$4,205

Revenue Breakdown

Net Premiums	$16,269	$7,652	$7,044	$15,661	$14,433
Fees, Commissions & Other	26,497	8,915	15,258	32,840	39,039
Investment Income	2,890	1,231	3,595	5,254	3,205
	$45,656	$17,798	$25,897	$53,755	$56,677
Net Premiums	35.6%	43.0%	27.2%	29.1%	25.5%
Fees, Commissions & Other	58.0%	50.1%	58.9%	61.1%	68.9%
Investment Income	6.3%	6.9%	13.9%	9.8%	5.7%

Sources of information: SEC Edgar filings, Multex, Capital IQ, Yahoo and Commodity Systems.

Balance Sheet Data

	Jun-03	Dec-02	Dec-01
Cash	$4,676	$10,423	$6,375
Investments	45,495	39,216	39,499
Premium Receivables	4,323	3,492	6,272
Reinsurance Balance Receivable	—	—	—
Reinsurance Recoverable	38,265	38,075	51,078
Prepaid Reinsurance Premiums	14,687	30,224	36,548
Deferred Policy Acquisition Costs	1,320	1,168	1,200
PPE, net	778	993	807
Intangibles, net	4,513	4,513	4,513
Other Assets	3,279	5,570	4,346
Total Assets	$117,336	$133,674	$150,638

Losses and Loss Adjustment expense	$53,306	$53,710	$66,875
Unearned Premiums	21,054	36,358	42,664
Other Policy Liabilities	—	—	—
Account Payables & Accrued Expenses	2,203	3,158	3,372
Other Liabilties	7,615	9,224	10,442
Interest Bearing Debt	—	—	7,721
Capital Leases	—	—	—
Minority Interests	—	—	—
Pref Stock (Liq Value)	8,000	8,000	2,590
Total Liabilities & Pref Stock	92,178	110,450	133,664
Common Equity	25,158	23,224	16,974
Total Liabilities & Equity	$117,336	$133,674	$150,638

Common Shares Outstanding (000’s)	7,824	7,832	7,832
Cash Value per share	$0.60	$1.33	$0.81
Common Book Value per share	$3.22	$2.97	$2.17
Common Tangible Book Value per share	$2.64	$2.39	$1.59
Total Debt	$8,000	$8,000	$10,311
Net Debt	$3,324	$(2,423)	$3,936
Total Capitalization	$33,158	$31,224	$27,285

Balance Sheet Analysis

Effectiveness and Efficiency
Premium Receivable Turnover	4.2	x	3.2	x	2.3	x
Asset Turnover	0.4	x	0.4	x	0.4	x
Days Sales Outstanding	87.7		113.8		158.6
Normalized Return on Avg Assets	1.0%		1.6%		na
Normalized Return on Avg Common Equity	5.1%		11.5%		na
Net Investment Yield	5.8%		11.0%		na
Financial Strength
Net Premiums Written to Surplus	0.7	x	0.8	x	na
Total Debt/Total Capitalization	24.1%		25.6%		37.8%
Total Debt/TIC	33.9%		33.9%		43.6%
Total Debt/EBITDA	3.5	x	2.4	x	2.1	x
Total Debt/EBITDA-CAPEX	4.0	x	2.9	x	2.4	x
EBITDA/Interest Expense	12.9	x	18.7	x	6.6	x
EBITDA-CAPEX/Interest Expense	11.0	x	15.1	x	5.8	x

Income and Cashflow Analysis

	LTM	Six Months Ended		Fiscal Years Ended
	Jun-03	Jun-03	Jun-02	Dec-02	Dec-01
Profitability & Cost Ratios (as % of Revenue)
S,G & A	36.1%	28.4%	44.1%	42.4%	40.9%
Operating Income	4.0%	-1.3%	3.2%	5.4%	7.7%
Pre-Tax	3.6%	-1.3%	3.2%	5.0%	6.4%
EBIT	4.0%	-1.3%	3.2%	5.4%	7.7%
EBITDA	5.1%	0.3%	4.3%	6.3%	8.5%
Normalized Net Income to Common	2.7%	-2.4%	2.4%	4.3%	6.0%
Reported Net Income	9.5%	11.1%	13.0%	10.6%	7.4%
CAPEX	0.7%	0.3%	1.4%	1.2%	1.0%

Industry Underwriting Performance Ratios
Loss Ratio	62.3%	63.9%	59.4%	60.2%	53.6%
Total Expense Ratio	102.5%	108.9%	112.4%	104.9%	97.9%

Period Growth Rates
Revenue		-31.3%		-5.2%
EBIT		-129.0%		-33.5%
EBITDA		-95.5%		-30.3%

Notes

Unusal gain includes gain on sale of NFIP renewal rights for June period 2003, gain on settlement on life insurance policy and gain on sale of Insurance Services Officers, Inc. stock of $2.1 million for FY2002 and June period 2002.

Company Description

The Seibels Bruce Group, Inc. (Seibels Bruce) is a provider of property and casualty insurance products and related services. Seibels Bruce retains risk on commercial lines insurance, which it writes in Georgia, North Carolina and South Carolina. The Company is a holding company for four property and casualty insurance companies that offer commercial and non-standard automobile insurance. In addition, Seibels Bruce offers claim administration services to insurance companies and other businesses through Insurance Network Services, Inc., flood zone determination and related services through America’s Flood Services, Inc., and managing general agency services through Seibels, Bruce & Company. The Company conducts business in two primary categories: fee-based property and casualty insurance operations and risk-bearing property and casualty insurance operations.

Sources of information: SEC Edgar filings, Multex, Capital IQ, Yahoo and Commodity Systems.

•                  The comparable transaction analysis involves a review of merger, acquisition and asset purchase transactions involving target companies that are in related industries to Seibels.

•                  The comparable transaction analysis generally provides the widest range of value due to the varying importance of an acquisition to a buyer (i.e., a strategic buyer willing to pay more than a financial buyer) in addition to the potential differences in the transaction process (i.e., competitiveness among potential buyers).

•                  Information is typically not disclosed for transactions involving a private seller, even when the buyer is a public company, unless the acquisition is deemed to be “material” for the acquirer.  As a result, the selected comparable transaction analysis is limited to transactions involving the acquisition of a public company, or substantially all of its assets, or the acquisition of a large private company, or substantially all of its assets, by a public company.

•                  Capitalink located fourteen transactions announced since May 2000 involving target companies in related industries to Seibels (the “Comparable Transactions”) and for which detailed financial information was available.  Target companies were involved in the writing of property and casualty insurance and were classified under the SIC 6331 (fire, marine and casualty insurance).

•                  Based on the information disclosed with respect to the targets in the each of the Comparable Transactions, Capitalink calculated and compared total price paid as a multiple of net common equity, and TIC values as multiples of LTM revenue, LTM EBITDA and total assets.

•                  A review of the analysis indicates mean TIC value multiples to LTM revenue, LTM EBITDA and total assets of 0.96 times, 8.1 times and 0.5 times, respectively.  The mean total price paid to net common equity multiple was 1.4 times.

•                  Capitalink determined a range of indicated TIC values for Seibels by selecting a range of valuation multiples based on the Comparable Transactions, and applying them to the Company’s net common equity (as of

September 30, 2003), LTM revenue (as of September 30, 2003), average revenue (FY2001 to LTM 2003), and average EBITDA (FY2001 to LTM 2003).

•                  As with the Comparable Company analysis, Seibels’ unique characteristics, declining revenue, regulatory risk, AFS contract risk and legal risk with HDC would suggest the Company be valued below the average of the Comparable Transaction multiples.

•                  Therefore taking into account those factors, Capitalink selected an appropriate multiple range for the Company as follows:

•                  Between 0.8 times and 1.2 times net common equity.

•                  Between 0.65 times and 0.94 times LTM revenue.

•                  Between 0.65 times and 0.94 times average revenue (FY2001-LTM 2003)

•                  Between 7.6 times and 8.1 times average EBITDA (FY FY2001-LTM 2003)

•                  Based on the selected multiple ranges, Capitalink calculated a range of TIC values between $22.4 million and $30.1 million for the Company.  After deducting preferred stock of $8.0 million and dividing by approximately 7.98 million shares outstanding (including ITM options), Capitalink calculated a range of indicated common stock prices of between $1.94 and $2.95.

•                  None of the Comparable Transactions involve a reverse split transaction nor have other characteristics perfectly identical to the Company.  Accordingly, an analysis of comparable business combinations is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the Comparable Transactions and other factors that could affect the respective acquisition values.

Comparable Transaction Analysis - Indicated Reference Range

($ in thousands, except per share)

		Selected Multiple Range
	Statistic	Low	-	High	Indicated TIC Value			Indicated Equity Value (1)			Indicated Share Price (2)

Market Value Multiple
Net Common Equity 9/30/03	$23,085	0.8x	-	1.2x				$18,468	-	$27,702	$2.31	-	$3.47

Total Invested Capital (TIC) Multiple
LTM Revenue 9/30/03	$29,387	0.65x	-	0.94x	$19,216	-	$27,708	$11,216	-	$19,708	$1.41	-	$2.47
Average Revenue (FY2001-LTM 2003)	$46,606	0.65x	-	0.94x	$30,475	-	$43,944	$22,475	-	$35,944	$2.82	-	$4.50
Average EBITDA (FY2001-LTM 2003)	$2,326	7.6x	-	8.1x	$17,629	-	$18,783	$9,629	-	$10,783	$1.21	-	$1.35

Indicated Reference Range					$22,440	-	$30,145	$15,447	-	$23,534	$1.94	-	$2.95

(1) Adjusted for $8,000 debt as of September 30, 2003.

(2) Based upon and assumes 7,981 common shares, including in the money options/warrants outstanding using the treasury stock method.

Comparable Transaction Analysis

($ in millions)

Announced Date	Closing Date	Acquiror	Target/Transaction Description	TTM		MRQ		Total Price Paid TPP (1)	Total Invested Capital TIC (2)	TPP Multiple of Net Common Equity		TIC Multiple of
				Revenue	EBITDA	Total Assets	Net Common Equity					Revenue		EBITDA		Total Assets

3-Oct-03	TBD	CompManagement Inc (Private)	St. Paul’s Companies - Octagon Risk Services Insurance company offering risk management & claims services	$30.00	na	na	na	$30.00	$30.00	na		1.00x		na		na

4-Sep-03	TBD	Donegal Group Inc (NASD: DGICB)	Le Mars Mutual Insurance Co of Iowa Provides automobile, property & casualty insurance services	21.00	na	na	na	8.20	12.20	na		0.58		na		na

10-Apr-03	10-Apr-03	Strongwood Ins. Holdings Corp (Private)	PICO Holdings - Sequoia Ins. Co Provides property & casualty insurance services	49.00	na	na	na	42.50	42.50	na		0.87		na		na

9-Apr-03	24-Sep-03	Fiserv Inc. (NASD: FISV)	Insurance Mgmt Solutions Group, Inc. Provides insurance policy & claims outsourcing services	24.70	(1.20)	35.00	31.30	40.00	40.00	1.3		1.62		na		1.1

1-Jan-03	1-Jan-03	Hallmark Financial Services, Inc (ECM: HAF)	Phoenix Indemnity Insurance Co Property & Casualty insurer in 24 states (non standard auto)	17.30	(0.94)	32.30	11.50	7.00	7.00	0.6		0.40		na		0.2

27-Feb-02	2-Apr-02	Kingsway Financial Services Inc (NYSE: KFS)	American Country Holdings, Inc. Provides property & casualty insurance services	74.41	(10.31)	212.65	31.76	22.94	30.99	0.7		0.42		na		0.1

20-Jul-01	4-Jan-02	Alleghany Corp (NYSE: Y)	Capitol Transamerica Corp Underwrites property, casualty, fidelity, and surety insurance	109.07	14.74	283.09	144.51	180.71	180.71	1.3		1.66		12.3		0.6

8-May-01	15-Aug-01	Argonaut Group, Inc. (NASD: AGII)	Front Royal Inc Proivdes property & casualty insurance services	144.33	80.81	464.90	na	165.00	165.00	na		1.14		2.0		0.4

23-Jan-01	23-Jan-01	Hub Int’l Limited (NYSE: HBG)	Kaye Group, Inc. Provides insurance brokerage, underwriting services	78.40	19.10	173.00	44.50	120.50	123.00	2.7		1.57		6.4		0.7

31-Oct-00	10-Apr-01	American National Ins. Co (NASD: ANAT)	Farm Family Holdings, Inc. Provides property & casualty insurance to the agricultural industry	301.33	85.98	1,295.23	197.66	270.23	270.23	1.4		0.90		3.1		0.2

25-Oct-00	1-Jun-01	State Auto Financial Corp (NASD: STFC)	Meridian Insurance Group, Inc. Underwrites property & casualty insurance	239.47	57.97		119.80	237.00	236.83	2.0		0.99		4.1		na

27-Nov-00	29-Mar-01	Private Group (Private)	Chandler Insurance Co Ltd Provides property & casualty insurance coverage for businesses	115.71	6.41		50.74	33.00	56.95	0.7		0.49		8.9		na

18-Aug-00	22-Nov-00	American International Group (Private)	HSB Group Underwrites fire, marine & casualty insurance	766.60	129.90	1,953.20	382.30	1,132.51	1,132.51	3.0		1.48		8.7		0.6

10-May-00	29-Sep-00	Westfield Cos (Private)	Old Guard Group Inc Provides property & casulty insurance to farms, businesses & residences	122.35	2.34	202.15	70.49	44.53	44.53	0.6		0.36		19.0		0.2

							High	$1,132.51	$1,132.51	3.0	x	1.66	x	19.0	x	1.1	x
							Mean	166.72	169.46	1.4		0.96		8.1		0.5
							Median	43.52	50.74	1.3		0.94		7.6		0.4
							Low	7.00	7.00	0.6		0.36		2.0		0.1

(1) Total Price Paid equals common equity value of interest acquired.

(2) Total Invested Capital equals Total Price Paid plus total debt, preferred stock, and minority interests.

Sources of information:  SEC Edgar Filings, Press Releases, CapitalIQ, Multex, Mergerstat, Thomson Financial, & Done Deals.

REVERSE STOCK SPLIT PREMIUMS ANALYSIS

•                  The reverse stock split premiums analysis involves the comparison of the premium derived in the Fractional Share Consideration to cash-out premiums in other reverse stock split transactions where the objective was to affect a going-private transaction.

•                  Capitalink reviewed nine reverse stock split transactions since March 2003 and calculated the mean and median of the one day, five day and 30 day premiums.  Excluding the outlier of Telesoft Corp., the mean and median premiums were 76.7% and 68.6%, respectively, for the one-day premium, 80.3% and 65.4%, respectively, for the five-day premium, and 77.4% and 45.2%, respectively, for the 30-day premium.

•                  Capitalink also noted that the majority of the companies reviewed had an implied market capitalization of below $10.0 million (seven of the nine companies reviewed).  Garden State Vinters and Cal-Maine Foods, Inc., had implied market valuations of $309.1 million and $86.6 million, respectively.  The average premiums for these two companies ranged from 44.8% for the one-day premium to 42.2% for the 30-day premium.

•                  Based on the premiums paid, Capitalink derived an indicated range of per share market values for the Company using the prior one-day, five-day and 30-day share price as of November 3, 2003.  Based on the selected multiple ranges, Capitalink calculated a range of indicated common stock share prices of $2.80 to $3.11 per share.

Indicated Reference Range - Reverse Stock Split Premiums Analysis

	Statistic	Selected Multiple Range	Indicated Share Price

Reverse Stock Premiums
Prior One Day	$2.00	44.8% - 68.6%	$2.90	-	$3.37
Prior 5 Day	$1.85	44.3% - 65.4%	$2.67	-	$3.06
Prior 30 Day	$2.00	42.2% - 45.2%	$2.84	-	$2.90

Indicated Reference Range			$2.80	-	$3.11

Sources of information: Yahoo Finance, CapitalIQ, SEC Filings, Commodity Systems and Press Releases.

Reverse Stock Split Premiums Analysis

(S in thousands, except per share)

Announc. Date	Seller	Shares Outstanding	Reverse Stock Split Ratio	Proposed Payment	Implied Equity Value
						Premiums
						1 Day	5 Day	30 Day

24-Oct-03	SourcingLink.net, Inc. (SNET)	9,365,461	1 for 5,100	$0.15	$1,405	200.00%	200.00%	200.00%
24-Oct-03	Telesoft Corp. (TSFT)	1,280,000	1 for 110,000	$1.82	2,330	506.67%	506.67%	727.27%
12-Sep-03	Garden State Vinters (VINT)	95,100,000	1 for 5,900	$3.25	309,075	56.25%	54.76%	50.46%
11-Jul-03	Cal-Maine Foods, Inc. (CALM)	11,780,000	1 for 2,500	$7.35	86,583	33.39%	33.88%	33.88%
10-Jun-03	Siera Holdings (SIEN)	6,000,000	1 for 500,000	$1.43	8,580	34.91%	34.91%	30.00%
29-May-03	Avery Communications (AVYC)	888,483	1 for 5,000	$1.27	1,128	97.00%	97.00%	112.00%
16-May-03	Kimmins Corporation (KMMN)	6,538,704	1 for 100	$1.00	6,539	82.00%	113.00%	186.00%
25-Apr-03	PML Inc (PMLI)	2,193,992	1 for 150	$1.50	3,291	81.00%	76.00%	40.00%
17-Mar-03	IFX Corporation (FUTR)	11,963,399	1 for 300	$0.12	1,436	28.91%	33.20%	-33.40%

All Transactions
				High	$309,075	506.7%	506.7%	727.3%
				Mean	46,707	124.5%	127.7%	149.6%
				Median	3,291	81.0%	76.0%	50.5%
				Low	1,128	28.9%	33.2%	-33.4%

Excluding Telesoft
				High	$309,075	200.0%	200.0%	200.0%
				Mean	52,255	76.7%	80.3%	77.4%
				Median	4,915	68.6%	65.4%	45.2%
				Low	1,128	28.9%	33.2%	-33.4%

Companies Implied Market Value >$10.0 million
				High	$309,075	56.3%	54.8%	50.5%
				Mean	197,829	44.8%	44.3%	42.2%
				Median	197,829	44.8%	44.3%	42.2%
				Low	86,583	33.4%	33.9%	33.9%

Sources of information: Yahoo Finance, CapitalIQ, SEC Filings, Commodity Systems and Press Releases.

PREMIUMS PAID ANALYSIS

•                  The premiums paid analysis involves the comparison of a range of Fractional Share Consideration to the average closing price of the Company’s common stock over varying time periods prior to November 3, 2003.

•                  The analysis suggests that for the periods calculated, a range of Fractional Share Consideration between $2.75 and $3.25 would all represent a significant premium over the average closing share price for each period.

•                  In addition, the daily premium or discount over the period November 1, 2002 to November 3, 2003 was graphed based on the Fractional Share Consideration.  For the full prior one-year period, the Fractional Share Consideration range represented a significant premium for all of the prevailing daily share prices.

Premiums Paid Analysis

	Closing Price per Share	Fractional Share Consideration Implied Premium/(Discount) @
		$2.75	$2.87	$3.00	$3.12	$3.25

As of November 03, 2003	$2.0000	37.5%	43.5%	50.0%	56.0%	62.5%

Sensitivity Analysis:
Prior Day Closing Price	$2.0000	37.5%	43.5%	50.0%	56.0%	62.5%

Prior 5 Trading Day Average Closing Price	$1.9600	40.3%	46.4%	53.1%	59.2%	65.8%

Prior 10 Trading Day Average Closing Price	$1.9100	44.0%	50.3%	57.1%	63.4%	70.2%

Prior 20 Trading Day Average Closing Price	$1.8910	45.4%	51.8%	58.6%	65.0%	71.9%

Prior 30 Trading Day Average Closing Price	$1.8840	46.0%	52.3%	59.2%	65.6%	72.5%

Prior 60 Trading Day Average Closing Price	$1.8620	47.7%	54.1%	61.1%	67.6%	74.5%

Prior 90 Trading Day Average Closing Price	$1.8527	48.4%	54.9%	61.9%	68.4%	75.4%

Prior Six Month Average Closing Price	$1.7677	55.6%	62.4%	69.7%	76.5%	83.9%

Prior Year Average Closing Price	$1.5693	75.2%	82.9%	91.2%	98.8%	107.1%

Sources of information:  Share price data provided by Commodity Systems, Inc.